                                                                 EXECUTION COPY


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                                TERM LOAN AGREEMENT

                                    dated as of

                                  January 15, 1999

                                       among

                           FLASHNET COMMUNICATIONS, INC.,

                                    as Borrower

                             FLASHNET MARKETING, INC.,

                                        and

                              FLASHNET TELECOM, INC.,

                                   as Guarantors


                             THE LENDERS NAMED HEREIN,

                                        and

                        GOLDMAN SACHS CREDIT PARTNERS L.P.,

                              as Administrative Agent


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--------------------------------------------------------------------------------

                                  TABLE OF CONTENTS

                                                                                 PAGE

ARTICLE I. DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

SECTION 1.1. DEFINED TERMS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
SECTION 1.2. INTERPRETATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE II. THE CREDIT FACILITY. . . . . . . . . . . . . . . . . . . . . . . . . . 11

SECTION 2.1. COMMITMENTS TO MAKE TERM LOANS. . . . . . . . . . . . . . . . . . . . 11
SECTION 2.2. INTEREST; PAYMENT IN KIND OPTION; AND DEFAULT INTEREST. . . . . . . . 12
SECTION 2.3. MANDATORY PREPAYMENT. . . . . . . . . . . . . . . . . . . . . . . . . 12
SECTION 2.4. OPTIONAL PREPAYMENT.. . . . . . . . . . . . . . . . . . . . . . . . . 13
SECTION 2.5. EFFECT OF NOTICE OF PREPAYMENT. . . . . . . . . . . . . . . . . . . . 13
SECTION 2.6. PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
SECTION 2.7. RIGHT OF SET OFF; SHARING OF PAYMENTS, ETC. . . . . . . . . . . . . . 14
SECTION 2.8. CERTAIN FEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE III. REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . 15

SECTION 3.1. CORPORATE ORGANIZATION. . . . . . . . . . . . . . . . . . . . . . . . 15
SECTION 3.2. QUALIFICATION.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
SECTION 3.3. CHARTER AND BYLAWS. . . . . . . . . . . . . . . . . . . . . . . . . . 15
SECTION 3.4. CAPITALIZATION OF THE BORROWER. . . . . . . . . . . . . . . . . . . . 15
SECTION 3.5. AUTHORITY RELATIVE TO THIS AGREEMENT. . . . . . . . . . . . . . . . . 16
SECTION 3.6. NONCONTRAVENTION. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
SECTION 3.7. GOVERNMENTAL APPROVALS. . . . . . . . . . . . . . . . . . . . . . . . 17
SECTION 3.8. SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
SECTION 3.9. COMMON STOCK PURCHASE OPTION. . . . . . . . . . . . . . . . . . . . . 18
SECTION 3.10. FINANCIAL STATEMENTS.. . . . . . . . . . . . . . . . . . . . . . . . 18
SECTION 3.11. ABSENCE OF UNDISCLOSED LIABILITIES.. . . . . . . . . . . . . . . . . 18
SECTION 3.12. ABSENCE OF CERTAIN CHANGES.. . . . . . . . . . . . . . . . . . . . . 18
SECTION 3.13. TAX MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
SECTION 3.14. COMPLIANCE WITH LAWS.. . . . . . . . . . . . . . . . . . . . . . . . 21
SECTION 3.15. LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . . . . 21
SECTION 3.16. TITLE TO PROPERTIES. . . . . . . . . . . . . . . . . . . . . . . . . 21
SECTION 3.17. SUFFICIENCY AND CONDITION OF PROPERTIES. . . . . . . . . . . . . . . 22
SECTION 3.18. REAL PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
SECTION 3.19. TANGIBLE PERSONAL PROPERTY.. . . . . . . . . . . . . . . . . . . . . 23
SECTION 3.20. LEASED PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . . . . 23
SECTION 3.21. SPECIAL REPRESENTATION REGARDING SUBSCRIBERS.. . . . . . . . . . . . 24
SECTION 3.22. RECEIVABLES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
SECTION 3.23. INTELLECTUAL PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . 24
SECTION 3.24. PERMITS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
SECTION 3.25. AGREEMENTS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
SECTION 3.26. ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
SECTION 3.27. ENVIRONMENTAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . 28
SECTION 3.28. LABOR RELATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . 29
SECTION 3.29. EMPLOYEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
SECTION 3.30. INSIDER INTERESTS. . . . . . . . . . . . . . . . . . . . . . . . . . 30
SECTION 3.31. INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
SECTION 3.32. FINANCIAL REQUIREMENTS.. . . . . . . . . . . . . . . . . . . . . . . 31
SECTION 3.33. BANK ACCOUNTS AND POWERS OF ATTORNEY.. . . . . . . . . . . . . . . . 31
SECTION 3.34. INVESTMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
SECTION 3.35. BOOKS AND RECORDS. . . . . . . . . . . . . . . . . . . . . . . . . . 31


SECTION 3.36. ILLEGAL PAYMENTS.. . . . . . . . . . . . . . . . . . . . . . . . . . 32
SECTION 3.37. PRIVATE OFFERING; RULE 144A MATTERS. . . . . . . . . . . . . . . . . 32
SECTION 3.38. REGISTRATION RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . 32
SECTION 3.39. BROKERAGE FEES.. . . . . . . . . . . . . . . . . . . . . . . . . . . 33
SECTION 3.40. DISCLOSURE.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
SECTION 3.41. DUE AUTHORIZATION AND ENFORCEABILITY.. . . . . . . . . . . . . . . . 33
SECTION 3.42. NO VIOLATION OF REGULATIONS OF BOARD OF GOVERNORS OF FEDERAL
                 RESERVE SYSTEM. . . . . . . . . . . . . . . . . . . . . . . . . . 33
SECTION 3.43. GOVERNMENTAL REGULATIONS.. . . . . . . . . . . . . . . . . . . . . . 33
SECTION 3.44. YEAR 2000 COMPLIANCE . . . . . . . . . . . . . . . . . . . . . . . . 33

ARTICLE IV. COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

SECTION 4.1. USE OF PROCEEDS.. . . . . . . . . . . . . . . . . . . . . . . . . . . 34
SECTION 4.2. NOTICE OF DEFAULT AND RELATED MATTERS.. . . . . . . . . . . . . . . . 34
SECTION 4.3. MERGER; SALE OF ALL OR SUBSTANTIALLY ALL ASSETS.. . . . . . . . . . . 34
SECTION 4.4. INFORMATION; SEC REPORTS; COMPLIANCE CERTIFICATES.. . . . . . . . . . 34
SECTION 4.5. EXISTENCE; BUSINESS AND PROPERTIES; INSURANCE.. . . . . . . . . . . . 36
SECTION 4.6. COMPLIANCE WITH LAWS. . . . . . . . . . . . . . . . . . . . . . . . . 37
SECTION 4.7. RESTRICTED PAYMENTS.. . . . . . . . . . . . . . . . . . . . . . . . . 37
SECTION 4.8. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM SUBSIDIARIES.. . . . 37
SECTION 4.9. LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND ISSUANCE OF
                 ADDITIONAL PREFERRED STOCK. . . . . . . . . . . . . . . . . . . . 38
SECTION 4.10. LIMITATION ON SALES OF ASSETS, SUBSIDIARY STOCK AND ACQUISITIONS.. . 39
SECTION 4.11. LIMITATION ON TRANSACTIONS WITH AFFILIATES.. . . . . . . . . . . . . 39
SECTION 4.12. LINE OF BUSINESS; LIMITATION ON BORROWER'S ACTIVITIES. . . . . . . . 39
SECTION 4.13. LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
SECTION 4.14. STAY, EXTENSION AND USURY LAWS.. . . . . . . . . . . . . . . . . . . 39
SECTION 4.15. OBLIGATIONS AND TAXES. . . . . . . . . . . . . . . . . . . . . . . . 40
SECTION 4.16. SUBSCRIBERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
SECTION 4.17. ADDITIONAL GUARANTEES AND SUBSIDIARY PLEDGE AND SECURITY
                 AGREEMENT. . . . . . . .  . . . . . . . . . . . . . . . . . . . . 40
SECTION 4.18. YEAR 2000 COMPLIANCE.. . . . . . . . . . . . . . . . . . . . . . . . 40
SECTION 4.19. MATERIAL CONTRACTS.. . . . . . . . . . . . . . . . . . . . . . . . . 40

ARTICLE V. CONDITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

SECTION 5.1. CORPORATE AND OTHER PROCEEDINGS; OTHER LOAN DOCUMENTS.. . . . . . . . 40
SECTION 5.2. NO MATERIAL LOSS. . . . . . . . . . . . . . . . . . . . . . . . . . . 41
SECTION 5.3. NO EVENT OF DEFAULT.. . . . . . . . . . . . . . . . . . . . . . . . . 42
SECTION 5.4. NO CHANGES IN FINANCIAL MARKETS.. . . . . . . . . . . . . . . . . . . 42
SECTION 5.5. DELIVERY OF OPINIONS. . . . . . . . . . . . . . . . . . . . . . . . . 42
SECTION 5.6. ADMINISTRATIVE AGENT'S EXPENSES.. . . . . . . . . . . . . . . . . . . 42
SECTION 5.7. FEES AND EXPENSES OF COUNSEL FOR LENDERS. . . . . . . . . . . . . . . 42
SECTION 5.8. CONSENTS AND APPROVALS. . . . . . . . . . . . . . . . . . . . . . . . 42
SECTION 5.9. MARGIN REGULATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . 42

ARTICLE VI. TRANSFER OF THE TERM LOANS, THE INSTRUMENTS EVIDENCING SUCH TERM
LOANS AND THE SECURITIES; REPRESENTATIONS OF LENDERS; PARTICIPATIONS . . . . . . . 43

SECTION 6.1. TRANSFER OF THE TERM LOANS, THE INSTRUMENTS EVIDENCING THE TERM
                 LOANS AND THE SECURITIES..  . . . . . . . . . . . . . . . . . . . 43
SECTION 6.2. PERMITTED ASSIGNMENTS.. . . . . . . . . . . . . . . . . . . . . . . . 43
SECTION 6.3. PERMITTED PARTICIPANTS; EFFECT. . . . . . . . . . . . . . . . . . . . 43
SECTION 6.4. DISSEMINATION OF INFORMATION. . . . . . . . . . . . . . . . . . . . . 44
SECTION 6.5. REPLACEMENT TERM NOTES UPON TRANSFER OR EXCHANGE. . . . . . . . . . . 44
SECTION 6.6. REGISTER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44


ARTICLE VII. EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . 45

SECTION 7.1. EVENTS OF DEFAULT.. . . . . . . . . . . . . . . . . . . . . . . . . . 45
SECTION 7.2. ACCELERATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
SECTION 7.3. RIGHTS AND REMEDIES CUMULATIVE. . . . . . . . . . . . . . . . . . . . 47
SECTION 7.4. DELAY OR OMISSION NOT WAIVER. . . . . . . . . . . . . . . . . . . . . 47
SECTION 7.5. WAIVER OF PAST DEFAULTS.. . . . . . . . . . . . . . . . . . . . . . . 47
SECTION 7.6. RIGHTS OF LENDERS TO RECEIVE PAYMENT. . . . . . . . . . . . . . . . . 47

ARTICLE VIII. GUARANTEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48

SECTION 8.1. THE GUARANTEE.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
SECTION 8.2. LIMITATION ON LIABILITY.. . . . . . . . . . . . . . . . . . . . . . . 49
SECTION 8.3. STAY OF ACCELERATION. . . . . . . . . . . . . . . . . . . . . . . . . 49

ARTICLE IX. INDEMNITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50

SECTION 9.1. INDEMNIFICATION.. . . . . . . . . . . . . . . . . . . . . . . . . . . 50
SECTION 9.2. INDEMNITY NOT AVAILABLE.. . . . . . . . . . . . . . . . . . . . . . . 50
SECTION 9.3. SETTLEMENT OF CLAIMS. . . . . . . . . . . . . . . . . . . . . . . . . 50
SECTION 9.4. APPEARANCE EXPENSES.. . . . . . . . . . . . . . . . . . . . . . . . . 51
SECTION 9.5. SURVIVAL OF INDEMNIFICATION.. . . . . . . . . . . . . . . . . . . . . 51
SECTION 9.6. LIABILITY NOT EXCLUSIVE; PAYMENTS.. . . . . . . . . . . . . . . . . . 51

ARTICLE X. THE ADMINISTRATIVE AGENT. . . . . . . . . . . . . . . . . . . . . . . . 51

SECTION 10.1. APPOINTMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
SECTION 10.2. DELEGATION OF DUTIES.. . . . . . . . . . . . . . . . . . . . . . . . 51
SECTION 10.3. EXCULPATORY PROVISIONS.. . . . . . . . . . . . . . . . . . . . . . . 51
SECTION 10.4. RELIANCE BY THE ADMINISTRATIVE AGENT.. . . . . . . . . . . . . . . . 51
SECTION 10.5. NOTICE OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . 51
SECTION 10.6. NON-RELIANCE ON THE ADMINISTRATIVE AGENT AND OTHER LENDERS.. . . . . 52
SECTION 10.7. INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . 52
SECTION 10.8. ADMINISTRATIVE AGENT, IN ITS INDIVIDUAL CAPACITIES.. . . . . . . . . 52
SECTION 10.9. SUCCESSOR ADMINISTRATIVE AGENT.. . . . . . . . . . . . . . . . . . . 53
SECTION 10.10. DUTIES OF ADMINISTRATIVE AGENT. . . . . . . . . . . . . . . . . . . 53

ARTICLE XI. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54

SECTION 11.1. EXPENSES; DOCUMENTARY TAXES. . . . . . . . . . . . . . . . . . . . . 54
SECTION 11.2. NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
SECTION 11.3. CONSENT TO AMENDMENTS AND WAIVERS. . . . . . . . . . . . . . . . . . 55
SECTION 11.4. PARTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
SECTION 11.5. NEW YORK LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL . . . 56
SECTION 11.6. REPLACEMENT TERM NOTES.. . . . . . . . . . . . . . . . . . . . . . . 56
SECTION 11.7. APPOINTMENT OF AGENT FOR SERVICE.. . . . . . . . . . . . . . . . . . 56
SECTION 11.8. MARSHALLING; RECAPTURE.. . . . . . . . . . . . . . . . . . . . . . . 57
SECTION 11.9. LIMITATION OF LIABILITY. . . . . . . . . . . . . . . . . . . . . . . 57
SECTION 11.10. INDEPENDENCE OF COVENANTS.. . . . . . . . . . . . . . . . . . . . . 57
SECTION 11.11. CURRENCY INDEMNITY. . . . . . . . . . . . . . . . . . . . . . . . . 57
SECTION 11.12. WAIVER OF IMMUNITY. . . . . . . . . . . . . . . . . . . . . . . . . 57
SECTION 11.13. FREEDOM OF CHOICE . . . . . . . . . . . . . . . . . . . . . . . . . 58
SECTION 11.14. SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . . . . . . . . 58
SECTION 11.15. MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
SECTION 11.16. SEVERABILITY CLAUSE . . . . . . . . . . . . . . . . . . . . . . . . 58
SECTION 11.17. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. . . 58


EXHIBIT A.              FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT B.              FORM OF CO-SALE AGREEMENT
EXHIBIT C.              FORM OF EQUITY REGISTRATION RIGHTS AGREEMENT
EXHIBIT D.              FORM OF TERM NOTE
EXHIBIT E.              FORM OF OPINION OF CANTEY & HANGER, L.L.P.

SCHEDULE 3.2                 QUALIFICATIONS
SCHEDULE 3.6                 NONCONTRAVENTIONS
SCHEDULE 3.7                 GOVERNMENT APPROVALS
SCHEDULE 3.8                 SUBSIDIARIES
SCHEDULE 3.11                LIABILITIES
SCHEDULE 3.12                CERTAIN CHANGES
SCHEDULE 3.13                TAX MATTERS
SCHEDULE 3.14                COMPLIANCE WITH LAWS
SCHEDULE 3.15                LEGAL PROCEEDINGS
SCHEDULE 3.16                ENCUMBRANCES
SCHEDULE 3.18                REAL PROPERTY
SCHEDULE 3.19                PERSONAL PROPERTY
SCHEDULE 3.20                LEASE PROPERTY
SCHEDULE 3.23                INTELLECTUAL PROPERTY
SCHEDULE 3.24                NOTICES OF ALLEGED FAILURES TO HAVE PERMITS
SCHEDULE 3.25                AGREEMENTS
SCHEDULE 3.26                EMPLOYEE BENEFIT PLANS
SCHEDULE 3.27                ENVIRONMENTAL MATTERS
SCHEDULE 3.28                LABOR RELATIONS
SCHEDULE 3.29                DIRECTORS, OFFICERS, EMPLOYEES
SCHEDULE 3.30                INSIDER INTERESTS
SCHEDULE 3.32                DEPOSITS, ETC. WITH GOVERNMENTAL ENTITIES
SCHEDULE 3.33                BANK ACCOUNTS
SCHEDULE 4.11                TRANSACTIONS WITH AFFILIATES

              THIS TERM LOAN AGREEMENT, dated as of January 15, 1999 (as amended, restated, supplemented and/or otherwise modified from time to time, this "agreement"), is by and among:

              (A) FLASHNET COMMUNICATIONS, INC., a Texas corporation (the "BORROWER");

              (B) FLASHNET MARKETING, INC., a Texas corporation, and FLASHNET TELECOM, INC., A Texas corporation, as guarantors (each a "GUARANTOR" and, collectively, the "GUARANTORS");

              (C)    each of the Lenders; AND

              (D) GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent.

              the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

              SECTION 1.1. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

              "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into, or became a Subsidiary of, such specified Person including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person's merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

              "ACTION" has the meaning specified in SECTION 9.2.

              "ADMINISTRATIVE AGENT" means Goldman Sachs Credit Partners L.P., acting as agent pursuant to Article X or any successor or replacement Administrative Agent, acting in such capacity.

              "AFFILIATE OR AFFILIATE" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; PROVIDED that for purposes of SECTION 4.11, beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. Neither the Lenders nor any of their Affiliates will be treated as an Affiliate of the Borrower or any of its Subsidiaries for purposes of this Agreement.

              "AFFILIATE TRANSACTION" has the meaning specified in SECTION 4.11.

              "AGREEMENT" has the meaning specified in the preamble to this Agreement.

              "APPLICABLE ENVIRONMENTAL LAWS" has the meaning specified in
SECTION 3.27(B).

              "APPLICABLE LAW" means any statute, law, rule, or regulation or any judgment, order, writ, injunction, or decree of any Governmental Entity to which a specified person or property is subject.

              "APPLICABLE REPAYMENT FEE" means a fee that shall be paid by the Borrower to the Lenders on the date of the payment of any principal of the Term Loan, which fee shall be calculated as of such date by multiplying the outstanding principal amount of the Term Loans (including any Capitalized Interest thereon pursuant to SECTION 2.2(C)) being repaid on such date by the applicable percentage set forth in the table below:

                          MONTHS SUCCEEDING CLOSING DATE
                          ------------------------------

               REPAYMENT AFTER END   BUT NO LATER THAN    REPAYMENT FEE
               OF MONTH:             END OF MONTH:        (% OF PRINCIPAL)
               ---------             -------------        ----------------

               --                    3                    1.125%
               3                     4                    1.500
               4                     5                    1.875
               5                     6                    2.250
               6                     7                    2.625
               7                     8                    3.000
               8                     9                    3.375
               9                     10                   3.750
               10                    11                   4.125
               11                    --                   4.500


; PROVIDED, HOWEVER, that the Applicable Repayment Fee shall not be due and payable by the Borrower or shall be refunded to the Borrower in accordance with the terms of Section 1 the Common Stock Purchase Option; PROVIDED FURTHER, solely for purposes of the definition of "Applicable Repayment Fee", the term "month" or "months" shall mean the period of time from the 15th day of a calendar month to the 15th day of the next succeeding calendar month.

              "ASCEND NOTE" means that certain Secured Promissory Note, dated December 10, 1997, in an initial principal amount of $6,500,000, made by the Borrower in favor of Ascend Communications, Inc., as amended, modified, supplemented or restated from time to time.

              "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory or equipment in the ordinary course of business, and (ii) the issue or sale by the Borrower or any of its Subsidiaries of Equity Interests of any of the Borrower's Subsidiaries. Notwithstanding the foregoing: (i) a transfer of assets by the Borrower to a Subsidiary that is a Guarantor and is a party to the Subsidiary Pledge and Security Agreement or by a Subsidiary to the Borrower or to another Subsidiary of the Borrower that is a Guarantor and is a party to the Subsidiary Pledge and Security Agreement, (ii) an issuance of Equity Interests by a Subsidiary to the Borrower or to another Subsidiary that is a party to the Subsidiary Pledge and Security Agreement and is a Guarantor hereunder and (iii) a disposition of dollars in the ordinary course of business shall not be deemed to be an Asset Sale.

              "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of EXHIBIT A or such other form as shall be approved by the Administrative Agent.

              "AUDITED FINANCIAL STATEMENTS" has the meaning specified in
SECTION 3.10.

              "BANKRUPTCY LAW" means (i) Title 11 of the U.S. Code (11 U.S.C.
Section 101 ET. SEQ.), as amended from time, and any successor statute or (ii) any other law of the United States, any political subdivision thereof or any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

              "BENEFICIAL OWNER" and "BENEFICIAL OWNERSHIP" each has the meaning as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

              "BENEFICIAL ARRANGEMENTS" has the meanings specified in SECTION 3.26(D).

              "BOARD" means the Board of Governors of the Federal Reserve System of the United States or any successor.

              "BORROWER" has the meaning specified in the preamble to this Agreement.

              "BORROWER PLEDGE AND SECURITY AGREEMENT" means the Borrower Pledge and Security Agreement dated as of the date hereof between the Borrower and the Agent, as amended, modified or supplemented from time to time.

              "BUSINESS DAY" means each day other than a Saturday, a Sunday or any other day on which banking institutions in the City of New York, Fort Worth, Texas or at a place of payment are authorized by law, regulation or executive order to remain closed.

              "CAPITAL LEASE OBLIGATIONS" of any person means the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

              "CAPITALIZED INTEREST" has the meaning specified in SECTION
2.2(C).

              "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, respectively.

              "CHANGE OF CONTROL" means the occurrence of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as such term is defined in Section 13(d)(3) of the Exchange Act) (other than the holders of the Capital Stock of the Borrower as of the Closing Date) becomes the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the Borrower.

              "CLOSING DATE" means the date on or before January 15, 1999 on which the Term Loan is funded and the conditions set forth in Article V are satisfied or waived in accordance with Section 11.3.

              "CODE" means the Internal Revenue Code of 1986, as amended, and any regulation promulgated thereunder.

              "COMMITMENT" means, with respect to any Lenders, the amount set forth opposite such Lender's signature on the signature pages of this Agreement.

              "COMMON STOCK" has the meaning specified in SECTION 3.4.

              "COMMON STOCK PURCHASE OPTION" means the Common Stock Purchase Option dated the date hereof between the Borrower and Goldman Sachs Credit Partners L.P., as amended, modified or supplemented from time to time.

              "CONVERTIBLE NOTES" means each of the 12% Convertible Notes dated July 8, 1996 issued pursuant to the terms of a 12% Convertible Notes Purchase Agreement, dated as of July 8, 1998, between the Borrower and the holder or holders of such 12% Convertible Notes, as amended, modified, supplemented or restated from time to time.

              "CO-SALE AGREEMENT" means the Second Amendment To Co-Sale Agreement dated the date hereof among Goldman Sachs Credit Partners L.P. and each of the other parties listed therein, in the form attached as EXHIBIT B.

              "CUSTODIAN" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator, custodian or similar official under any Bankruptcy Law.

              "DEFAULT" means any event that, with the passage of time or the giving of notice or both, would constitute an Event of Default.

              "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Maturity Date of the Term Loans.

              "DOLLARS" or "$" shall mean lawful money of the United States of America.

              "EMPLOYEE PLANS" has the meaning specified in SECTION 3.26(a).

              "ENCUMBRANCES" means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition, or otherwise), easements, and other encumbrances of every type and description, whether imposed by law, agreement, understanding, or otherwise.

              "ENVIRONMENT" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Applicable Environmental Law.

              "EQUITY INTERESTS" means, collectively, Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

              "EQUITY REGISTRATION RIGHTS AGREEMENT" means the Second Amendment to Registration Rights Agreement dated the date hereof, between the Borrower, Goldman Sachs Credit Partners L.P. and each of the other parties listed therein, in the form attached as EXHIBIT C, as amended, modified or supplemented from time to time.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any regulation promulgated thereunder.

              "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Borrower or any of its Subsidiaries is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

              "ERISA EVENT" means (a) any "reportable event," as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan except a reportable event for which the requirement of notice to the PBGC had been waived; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability in excess of $1,000,000 under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its Subsidiaries or any of their ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the Borrower or any of its Subsidiaries or any ERISA Affiliate from the PBGC or a plan administrator of a Multiemployer Plan of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by the Borrower or any of its Subsidiaries or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability in excess of $1,000,000 or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which the Borrower or any of its Subsidiaries is a party to the prohibited transaction and is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any of its Subsidiaries could otherwise be liable; and (i) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of the Borrower or any of its Subsidiaries.

              "EVENT OF DEFAULT" means any event specified in SECTION 7.1.

              "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

              "FINANCIAL STATEMENTS" has the meaning specified in SECTION 3.10.

              "GAAP" means with respect to the financial statements or other financial information of any Person, generally accepted accounting principles in the United States which are in effect from time to time.

              "GOVERNMENTAL ENTITY" means any court or tribunal in any jurisdiction (domestic or foreign) or any federal, state, municipal, or other governmental body, agency, authority, department, commission, board, bureau, or instrumentality (domestic or foreign).

              "GUARANTEE" means the guarantee by each of the Guarantors pursuant to Article VIII hereof.

              "GUARANTEE" of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing (the "primary obligor") or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; PROVIDED, HOWEVER, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

              "GUARANTEED OBLIGATIONS" has the meaning specified in SECTION 8.1.

              "GUARANTOR" and "GUARANTORS" have the meaning specified in the preamble to this Agreement.

              "HAZARDOUS MATERIAL" has the meaning specified in SECTION 3.27(b).

              "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable, purchase money security transactions on equipment that will be paid within sixty days and accrued obligations incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed (PROVIDED that, for purposes hereof, the amount of such Indebtedness shall be limited to the lesser of (x) the principal amount thereof and (y) the fair market value of such property), (f) all guarantees by such person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances and (i) all obligations of such person for production payments from property operated by or on behalf of such person. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner

              "INDEMNIFIED PARTY" has the meaning specified in SECTION 9.1.

              "INDEMNIFYING PARTY" has the meaning specified in SECTION 9.1.

              "INTELLECTUAL PROPERTY" means patents, trademarks, service marks, trade names, service names, brand names, copyrights, trade secrets, know-how, technology, inventions, computer software (including documentation and object and source codes), and similar rights, and all registrations, applications, licenses, and rights with respect to any of the foregoing.

              "INTEREST PAYMENT DATE" means (i) the 15th day of each month, commencing February 15, 1999, (ii) the Maturity Date, and (iii) the date of any prepayment of all or any portion of the principal of the Term Loans.

              "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

              "IRS" means the Internal Revenue Service.

              "LATEST BALANCE SHEET" has the meaning specified in SECTION 3.10.

              "LATEST FINANCIAL STATEMENTS" has the meaning specified in SECTION 3.10.

              "LENDERS" shall mean (a) each financial institution that has executed a counterpart to this Agreement (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

              "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any capital lease and any other preferential arrangement that has substantially the same practical effect as a security interest in any asset).

              "LIQUIDATED DAMAGES" means any and all liquidated damages then owing pursuant to any of the Loan Documents.

              "LOAN DOCUMENTS" means this Agreement, the Term Notes, the Security Agreements and the Related Documents.

              "LOAN REGISTER" means the register maintained by the Administrative Agent on behalf of the Borrower pursuant to SECTION 6.6.

              "MAJORITY LENDERS" means, at any time, Lenders holding at least a majority of the then aggregate unpaid principal balance of the Term Loan, or, if no such principal amount is then outstanding, Lenders having at least a majority of the total Commitments; PROVIDED that, for purposes hereof, neither the Borrower nor any of its Affiliates shall be included in (i) the Lenders holding such amount of the Loans or having such amount of the Commitments or (ii) determining the aggregate unpaid principal amount of the Loans or the total Commitments.

              "MATERIAL CONTRACT" has the meaning specified in SECTION 3.6.

              "MATERIAL ADVERSE EFFECT" means any change, development, or effect (individually or in the aggregate) which is, or is reasonably likely to be, materially adverse (i) to the business, assets, results of operations, condition (financial or otherwise), or prospects of a party, or (ii) to the ability of a party to perform on a timely basis any material obligation under this Agreement, any other Loan Document to which such party is a party or any agreement, instrument, or document entered into or delivered in connection herewith.

              "MATURITY DATE" means January 15, 2000.

              "MULTIEMPLOYER PLAN" has the meaning specified in SECTION 3.26(b).

              "OBLIGATIONS" means all now existing and hereafter arising obligations and liabilities of any of the Borrower and the Guarantors to any and all of the Lenders arising under or in connection with the Loan Documents, whether absolute or contingent, and whether for principal, interest, penalties, premium, fees, indemnifications, reimbursements, damages (including, if applicable, Liquidated Damages), Applicable Repayment Fees or otherwise and specifically including post-petition interest (whether or not an allowable claim).

              "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operation Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

              "OFFICERS' CERTIFICATE" means a certificate signed on behalf of either the Borrower or any Guarantor by an Officer of the Borrower or any Guarantor, as the case may be, who must be the principal executive officer, a vice chairman, the principal financial officer, the treasurer or the principal accounting officer of the Borrower or any Guarantor, as the case may be.

              "OPINION OF COUNSEL" means an opinion from legal counsel of the Borrower or any Guarantor, which legal counsel is reasonably acceptable to the Administrative Agent.

              "PARTICIPANTS" has the meaning specified in SECTION 6.3.

              "PAYMENT DEFAULT" means any Default or Event of Default under
SECTION 7.1(b), (c) or (d) or any matured or unmatured default under the analogous provisions of the documents governing the Ascend Note.

              "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any of its functions under ERISA.

              "PERMITS" has the meaning specified in SECTION 4.5.

              "PERMITTED INVESTMENTS" means investments in any Wholly Owned Subsidiary of the Borrower that is a Guarantor and is a party to the Subsidiary Pledge and Security Agreement.

              "PERMITTED LIENS" means:

              (a) Liens for taxes not yet due or which are being contested in compliance with SECTION 4.15;

              (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with SECTION 4.15;

              (c) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other security laws or regulations;

              (d) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds, reclamation bonds and other obligations of a like nature incurred in the ordinary course of business;

              (e) Liens created by or relating to any legal proceeding which at the time is being contested in good faith by appropriate proceedings; PROVIDED that, in the case of a Lien consisting of an attachment or judgment Lien, the judgment it secures shall, within 60 days of entry thereof, have been discharged or execution thereof stayed pending appeal, or discharged within 60 days after the expiration of such stay;

              (f) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

              (g) Liens relating to or arising under the Ascend Note and existing Capital Lease Obligations and Liens specified on SCHEDULE 3.16; and

              (h) other liens securing obligations not to exceed, individually or in the aggregate, $250,000.

              "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization or Governmental Entity.

              "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

              "PREFERRED STOCK" means the Borrower's Preferred Stock, par value $1.00 per share.

              "PREPAYMENT DATE" has the meaning specified in SECTION 2.5.

              "PROCEEDINGS" means all proceedings, actions, claims, suits, investigations, and inquiries by or before any arbitrator or Governmental Entity.

              "PURCHASERS" has the meaning specified in SECTION 6.2

              "REAL PROPERTY" has the meaning specified in SECTION 3.18.

              "REGULATION D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

              "RELATED DOCUMENTS" means the Common Stock Purchase Option, the Equity Registration Rights Agreement and the Co-Sale Agreement.

              "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

              "RESTRICTED INVESTMENT" means any Investment other than a Permitted Investment.

              "RESTRICTED PAYMENTS" has the meaning specified in SECTION 4.7(a).

              "SEC" means the Securities and Exchange Commission.

              "SECURITY AGREEMENTS" means, collectively, the Borrower Pledge and Security Agreement, the Subsidiary Pledge and Security Agreement and the Trademark Security Agreement.

              "SECURITIES" means, collectively, the Common Stock Purchase Option and the Common Stock to be purchased pursuant to the terms of the Common Stock Purchase Option.

              "SECURITIES ACT" means the Securities Act of 1933, as amended.

              "SERIES A PREFERRED" means the Series A Convertible Preferred Stock of the Borrower.

              "SHARES" means the shares of Common Stock of the Borrower to be issued under the Common Stock Purchase Option.

              "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

              "SUBSIDIARY" means any corporation more than 50% of whose outstanding voting securities, or any general partnership, joint venture, or similar entity more than 50% of whose total equity interests, is owned, directly or indirectly, by the Borrower, or any limited partnership of which the Borrower or any Subsidiary is a general partner.

              "SUBSIDIARY PLEDGE AND SECURITY AGREEMENT" means the Subsidiary Pledge and Security Agreement dated as of the date hereof among FlashNet Marketing, Inc., FlashNet Telecom Inc., each additional grantor that becomes a party thereto and the Agent, as amended, modified or supplemented from time to time.

              "TAX RETURN" means any return or report, including any related or supporting information, with respect to Taxes.

              "TAXES" means any income taxes or similar assessments or any sales, excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise, or other tax imposed by any United States federal, state, or local (or any foreign or provincial) taxing authority, including any interest, penalties, or additions attributable thereto.

              "TERM LOAN" means a loan made by any Lender to the Borrower pursuant to SECTION 2.1.

              "TERM NOTE" means a promissory note of the Borrower in the form attached as EXHIBIT D hereto evidencing the Term Loan of any Lender.

              "TO THE BEST KNOWLEDGE" of a specified Person (or similar references to a Person's knowledge) means all information to be attributed to such Person actually or constructively known to (a) such Person in the case of an individual or (b) in the case of a corporation or other entity, an executive officer or employee who devoted substantive attention to matters of such nature during the ordinary course of his employment by such Person. A Person has "constructive knowledge" of those matters which the individual involved could reasonably be expected to have as a result of undertaking an investigation of such a scope and extent as a reasonably prudent man would undertake concerning the particular subject matter.

              "TRADEMARK SECURITY AGREEMENT" means the Trademark Security Agreement dated as of the date hereof, between the Borrower and the Agent, as amended, modified or supplemented from time to time.

              "TRANSFEREE" has the meaning specified in SECTION 6.4.

              "VOTING STOCK" means, with respect to any Person at any time, the Capital Stock of such Person that is at such time entitled to vote in the election of the board of directors of such Person.

              "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person, 100% of the Capital Stock and other Equity Interests of which is owned directly or indirectly by such Person.

              "YEAR 2000 COMPLIANT" has the meaning specified in SECTION 3.44.

              "YEAR 2000 PROBLEM" has the meaning specified in SECTION 3.44.

              SECTION 1.2. INTERPRETATION. In this Agreement, the singular includes the plural and the plural includes the singular; words implying any gender include the other genders; references to any section, exhibit or schedule are to sections, exhibits or schedules hereto unless otherwise indicated; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; "including" following a word or phrase shall not be construed to limit the generality of such word or phrase; and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

                                   ARTICLE II.
                               THE CREDIT FACILITY

              SECTION 2.1. COMMITMENTS TO MAKE TERM LOANS. In reliance upon the representations and warranties of the Borrower set forth herein and subject to the terms and conditions herein set forth, each of the Lenders severally agrees to make a Term Loan to the Borrower on the Closing Date in the amount of such Lender's Commitment. The proceeds of each Term Loan shall be disbursed by wire transfer on the Closing Date as provided in written instructions delivered by the Borrower to each of the Lenders on the Business Day prior to the Closing Date. Each Term Loan will mature on the Maturity Date. Except as specified in
Section 1 of the Common Stock Purchase Opsion, the Borrower shall pay to the Lenders the Applicable Repayment Fee in connection with any payment by or on behalf of the Borrower of any principal of the Term Loans.

              SECTION 2.2.    INTEREST; PAYMENT IN KIND OPTION; AND DEFAULT
INTEREST.

              (a) INTEREST RATE ON TERM LOANS. Subject to SECTION 2.2(c), the Borrower shall pay to the Lenders interest on the outstanding principal amount of the Term Loans at a rate PER ANNUM equal to 13%; PROVIDED, HOWEVER, that if the Term Loans are not paid in full on or prior to the sixth Interest Payment Date immediately succeeding the Closing Date, interest shall accrue on the outstanding principal amount of the Term Loans at a rate PER ANNUM equal to 15.5%; PROVIDED, FURTHER, that the rate PER ANNUM equal to 15.5% shall apply retroactively from such sixth Interest Payment Date to and including the Closing Date and all Capitalized Interest from and including the Closing Date to such Interest Payment Date shall be recalculated based upon a PER ANNUM rate of interest equal to 15.5%.

              (b) BASIS OF COMPUTATION OF INTEREST; PAYMENT OF INTEREST. Subject to SECTION 2.2(a), all interest on the Term Loans shall be computed on the basis of a 360-day year consisting of twelve 30-day months and shall accrete monthly in arrears. The payment of interest is to be made not later than 12:00 noon (New York City time) on each Interest Payment Date by wire transfer of immediately available funds in accordance with SECTION 2.6.

              (c) CAPITALIZED INTEREST. On each of the six Interest Payment Dates immediately succeeding the Closing Date, the accrued and unpaid interest that is then due and payable on the Term Loans shall be added to the then aggregate outstanding principal amount of the Term Loans (such interest added to the outstanding principal amount of the Term Loans, the "CAPITALIZED INTEREST"), effective on and as of the applicable Interest Payment Date, and such Capitalized Interest shall thereafter accrue interest at the applicable rate of interest on the Term Loans. All references in this Agreement to the principal amount or principal balance of the Term Loans (or any similar references) shall include all such Capitalized Interest.

              (d) DEFAULT INTEREST. (i) If the Borrower shall default in the payment of the principal of or interest on any Term Loan or any other Obligation becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on the entire amount to but excluding the date of actual payment (after as well as before judgment) to the extent lawful on and after the Maturity Date, at a rate PER ANNUM equal to 450 basis points in excess of the otherwise applicable interest rate on the Term Loans. In addition, on the Maturity Date the Applicable Repayment Fee shall be added to the outstanding principal amount of the Term Loans as of the Maturity Date and, effective on and as of the Maturity Date, such Applicable Repayment Fee shall accrue interest at a rate per annum equal to 450 basis points in excess of the otherwise applicable interest rate on the Term Loans.

              SECTION 2.3. MANDATORY PREPAYMENT. Subject to the security interest granted under the Ascend Note to the extent such security interest is perfected and not avoided, the Borrower shall prepay the Term Loans ratably in accordance with the aggregate outstanding principal balances thereof, with any insurance proceeds relating to the full or partial loss, theft, damage or destruction of any inventory, equipment or other assets of the Borrower to the extent that such insurance proceeds are not utilized by Borrower to replace, repair or restore such inventory, equipment or assets within two (2) months immediately succeeding the date of such loss, theft, damage or destruction. The Borrower shall provide the Administrative Agent with an Officer's Certificate setting forth in reasonable detail a description of any such loss, theft, damage or destruction, the amount of insurance proceeds received or to be received in respect thereof and the disposition, if any, of such insurance proceeds to replace, repair or restore such inventory, equipment or assets. The Borrower shall also provide the Administrative Agent with any additional information, including, but not limited to, copies of bills and invoices, with respect to the foregoing. On or prior to the Fourth Business Day succeeding the date of determination that such insurance proceeds are due and payable to the Lenders in accordance with this SECTION 2.3, the Borrower shall apply such insurance proceeds to prepay the Loans pursuant to this SECTION 2.3, by paying to each Lender an amount equal to 100% of such Lender's PRO RATA share of the aggregate principal amount of the Term Loans to be prepaid, PLUS accrued and unpaid interest thereon to the Prepayment Date, PLUS the Applicable Repayment Fee.

              SECTION 2.4. OPTIONAL PREPAYMENT. The Borrower may, upon three Business Days' prior written notice to each of the Lenders, prepay the Term Loans at any time, in whole or in part, on a PRO RATA basis, by paying to each applicable Lender an amount equal to 100% of such Lender's PRO RATA share of the aggregate principal amount of Term Loans to be prepaid, PLUS accrued and unpaid interest thereon to the Prepayment Date, PLUS the Applicable Repayment Fee.

              SECTION 2.5. EFFECT OF NOTICE OF PREPAYMENT. The Borrower shall notify the Lenders in writing at their addresses shown in the Loan Register of any date set for prepayment (each such day, a "PREPAYMENT DATE") of Term Loans. Once such notice is sent or mailed, the Term Loans to be prepaid shall become due and payable on the Prepayment Date set forth in such notice.
Such notice may not be conditional.

              SECTION 2.6.    PAYMENTS.

              (a) WIRE TRANSFER. Except as provided in SECTION 2.2(c) with respect to Capitalized Interest, the principal of, the Applicable Repayment Fees and interest on each Term Loan and all other Obligations arising under the Loan Documents shall be payable by wire transfer in immediately available funds (in United States dollars) to the Administrative Agent for the respective accounts of the Lenders set forth below their signatures on the signature pages of this Agreement or otherwise designated in the Loan Register from time to time to the Borrower by any Lender by 12 noon, New York City time, on the due date therefor.

              (b) PAYMENTS ON BUSINESS DAYS. If any payment to be made hereunder or under any Term Note shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (and such extension of time shall be included in computing interest in connection with such payment).

              (c) PARTIAL PREPAYMENTS AND REDEMPTIONS. All partial prepayments and redemptions of the outstanding principal balance of the Term Loans shall be made ratably amongst the applicable Lenders in accordance with their respective shares of the aggregate outstanding principal balance of the Term Loans eligible for prepayment or redemption.

              (d) NO DEFENSE. To the fullest extent permitted by law, the Borrower and the Guarantors shall make all payments hereunder, under the Term Notes and under the other Loan Documents regardless of any defense or counterclaim.

              (e) ALLOCATION. Any money paid to, received by, or collected by the Administrative Agent or any Lenders pursuant to this Agreement or any other Loan Document, shall be applied in the following order, at the date or dates fixed by the Administrative Agent:

              FIRST: to any unpaid fees and reimbursement or unpaid expenses of the Administrative Agent hereunder;

              SECOND: to the payment of all costs, expenses, other fees, commissions and taxes owing to any Lender hereunder;

              THIRD: to the indefeasible payment of all accrued interest to the date of such payment or collection and any Applicable Repayment Fees;

              FOURTH: to the indefeasible payment of the amounts then due and unpaid under this Agreement, the Term Notes or any other Loan Document for principal, in respect of which or for the benefit of which such money has been paid or collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Term Notes for principal; and

              FIFTH:   the balance, if any, to the Person lawfully
       entitled thereto.

              SECTION 2.7.    RIGHT OF SET OFF; SHARING OF PAYMENTS, ETC.

              (a) RIGHT OF SET-OFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default or if the Borrower becomes insolvent, however evidenced, the Borrower authorizes each Lender at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final, whether or not collected or available) in any currency and any other indebtedness at any time held or owing by such Lender or any of its Affiliates (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower to such Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in or participation in the Obligations purchased by such Lender, and all other claims of any nature or description arising out of or in connection with this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand hereunder and although the Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. A Lender may exercise such rights notwithstanding that the amounts concerned may be expressed in different currencies and each Lender is authorized to effect any necessary conversions at a market rate of exchange reasonably selected by it. A Lender exercising its rights under this SECTION 2.17(a) shall provide prompt notice to the Borrower following such exercise.

              (b) SHARING. If any Lender shall obtain from the Borrower payment of any principal of or interest on any Term Loan owing to it or payment of any other amount under this Agreement, a Loan Document or any Term Note held by it though the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein) and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Term Loans or such other amounts then due to such Lender by the Borrower than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Term Loans or such other amounts, respectively, owing to such other Lenders (or any interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Term Loans or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

              (c) NO REQUIREMENT. Nothing in this Agreement shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this SECTION 2.7 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in manner consistent with the rights of the Lenders entitled under this SECTION 2.7 to share in the benefits of any recovery on such secured claim.

              SECTION 2.8. CERTAIN FEES. The Borrower agrees to pay to the Administrative Agent, for its own account, amounts for the Lenders' reasonable legal and other out-of-pocket expenses incurred in connection with the Term Loans, the Loan Documents hereunder and all other amounts owing under this Agreement.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

              As of the Closing Date, the Borrower and each Guarantor hereby jointly and severally agrees with, and represents and warrants to, the Lenders that each of the following representations and warranties is true:

              SECTION 3.1. CORPORATE ORGANIZATION. The Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas and has all requisite corporate power and corporate authority to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve the Borrower are pending or, to the best knowledge of the Borrower, threatened.

              SECTION 3.2. QUALIFICATION. The Borrower is duly qualified or licensed to do business as a foreign corporation and is in good standing, or, as designated on SCHEDULE 3.2, has applied for such qualification or licensing, in each of the jurisdictions set forth on SCHEDULE 3.2, which are all the jurisdictions in which it owns, leases, or operates property or in which such qualification or licensing is required for the conduct of its business.

              SECTION 3.3. CHARTER AND BYLAWS. The Borrower has made available to the Lenders accurate and complete copies of (i) the charter and bylaws of each of the Borrower and the Subsidiaries as currently in effect, (ii) the stock records of each of the Borrower and the Subsidiaries, and (iii) the minutes of all meetings of the respective Boards of Directors of the Borrower and the Subsidiaries, any committees of such Boards, and the shareholders of the Borrower and the Subsidiaries (and all consents in lieu of such meetings). Such records, minutes, and consents accurately reflect the stock ownership of the Borrower and the Subsidiaries and all actions taken by such Boards of Directors, committees, and shareholders. Neither the Borrower nor any Subsidiary is in violation of any provision of its charter or bylaws, other than violations which, individually or in the aggregate, do not and will not have a Material Adverse Effect.

              SECTION 3.4. CAPITALIZATION OF THE BORROWER. The authorized Capital Stock of the Borrower consists of 5,000,000 shares of Common Stock, no par value (the "COMMON STOCK"), of which, as of the date hereof, 1,626,138 shares are outstanding and no shares are held in the Borrower's treasury, and 2,000,000 shares of preferred stock of which, as of the date hereof, 1,364,085 shares are outstanding and no shares are held in the Borrower's treasury. All outstanding shares of Capital Stock of the Borrower have been validly issued and are fully paid and nonassessable, and no shares of Capital Stock of the Borrower are subject to, nor have any been issued in violation of, preemptive or similar rights. Except as set forth on SCHEDULE 3.14, all issuances, sales, and repurchases by the Borrower of shares of its Capital Stock have been effected in compliance with all Applicable Laws, including without limitation applicable federal and state securities laws. As of the date hereof, an aggregate of 244,757 shares of Common Stock of the Borrower are reserved for issuance and are issuable upon the exercise of stock options granted under the Borrower's stock option plan (such options currently outstanding are to purchase a total of 225,180 shares of Common Stock); furthermore, an aggregate of 502,905 shares of Common Stock of the Borrower are reserved for issuance and are issuable upon the exercise of outstanding warrants (subject to certain anti-dilution provisions applicable thereto); furthermore, an aggregate of 20,130 shares of Common Stock are reserved for issuance and are issuable upon the conversion of outstanding convertible notes. Except as disclosed above in this SECTION 3.4, there are outstanding (i) no shares of Capital Stock or other voting securities of the Borrower, (ii) no securities of the Borrower convertible into or exchangeable for shares of Capital Stock or other voting securities of the Borrower, (iii) no options or other rights to acquire from the Borrower, and no obligation of the Borrower to issue or sell, any shares of capital stock or other voting securities of the Borrower or any securities of the Borrower convertible into or exchangeable for such capital stock or voting securities, and (iv) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to the Borrower. There are no outstanding obligations of the Borrower or any Subsidiary to repurchase, redeem, or otherwise acquire any of the foregoing shares, securities, options, equity equivalents, interests, or rights, except as otherwise provided in the Certificate of Designations for the Preferred Stock. The Borrower is not a party to, and is not aware of, any voting agreement, voting trust, or similar agreement or arrangement relating to any class or series of its capital stock.

              SECTION 3.5. AUTHORITY RELATIVE TO THIS AGREEMENT. The Borrower has full corporate power and corporate authority to execute, deliver, and perform this Agreement and the other Loan Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by the Borrower of this Agreement and the other Loan Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of the Borrower. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each Loan Document executed or to be executed by the Borrower has been, or when executed will be, duly executed and delivered by the Borrower and constitutes, or when executed and delivered will constitute, valid and legally binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

              SECTION 3.6. NONCONTRAVENTION. The execution, delivery, and performance by the Borrower and each of the Guarantors of this Agreement and the other Loan Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of the charter or bylaws of the Borrower or any Guarantor, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, or require any consent, approval, authorization or waiver of, or notice to, any party to, any bond, debenture, note (including, without limitation, the Ascend Note and the Convertible Notes) mortgage, indenture, lease, contract, agreement, or other instrument or obligation (each, a "MATERIAL CONTRACT"), to which the Borrower or any Guarantor is a party or by which the Borrower or any Guarantor or any of their respective properties may be bound or any Permit held by the Borrower or any Guarantor, (iii) except with respect to Liens in favor of the Administrative Agent and the Lenders, result in the creation or imposition of any Encumbrance upon the properties of the Borrower or any Guarantor, or (iv) assuming compliance with the matters referred to in SECTION 3.7, violate any Applicable Law binding upon the Borrower or any Guarantor, except, in the case of clauses (ii), (iii), and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations, or Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect, and except, in the case of clause (ii) above, for (A) such consents, approvals, authorizations, and waivers that have been obtained and are unconditional and in full force and effect and such notices that have been duly given and (B) such consents, approvals, authorizations, waivers, and notices that are disclosed on
SCHEDULE 3.6.

              SECTION 3.7. GOVERNMENTAL APPROVALS. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by the Borrower or any Guarantor in connection with the execution, delivery, or performance by the Borrower and each of the Guarantors of this Agreement and the other Loan Documents to which it is a party or the consummation by it of the transactions contemplated hereby or thereby, other than as set forth on SCHEDULE 3.7.

              SECTION 3.8.    SUBSIDIARIES.

              (a) The Borrower does not own, directly or indirectly, any Capital Stock of, or other equity interest in, any corporation or have any direct or indirect equity or ownership interest in any other person, other than the Subsidiaries. SCHEDULE 3.8 lists each Subsidiary, the jurisdiction of incorporation of each Subsidiary, and the authorized and outstanding Capital Stock of each Subsidiary. Each Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary has all requisite corporate power and corporate authority to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve any Subsidiary are pending, or to the knowledge of the Borrower, threatened.

              (b) Except as otherwise indicated on SCHEDULE 3.8, all the outstanding Capital Stock or other equity interests of each Subsidiary are owned directly or indirectly by the Borrower, free and clear of all Encumbrances. All outstanding shares of Capital Stock of each Subsidiary have been validly issued and are fully paid and nonassessable. No shares of Capital Stock or other equity interests of any Subsidiary are subject to, nor have any been issued in violation of, preemptive or similar rights.

              (c) Except as set forth on SCHEDULE 3.8, there are outstanding (i) no shares of Capital Stock or other voting securities of any Subsidiary, (ii) no securities of the Borrower or any Subsidiary convertible into or exchangeable for shares of Capital Stock or other voting securities of any Subsidiary, (iii) no options or other rights to acquire from the Borrower or any Subsidiary, and no obligation of the Borrower or any Subsidiary to issue or sell, any shares of Capital Stock or other voting securities of any Subsidiary or any securities convertible into or exchangeable for such Capital Stock or voting securities, and (iv) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to any Subsidiary. There are no outstanding obligations of the Borrower or any Subsidiary to repurchase, redeem, or otherwise acquire any of the foregoing shares, securities, options, equity equivalents, interests, or rights.

              SECTION 3.9. COMMON STOCK PURCHASE OPTION. The shares of Common Stock to be issued by the Borrower pursuant to the Common Stock Purchase Option have been duly authorized for such issuance and, when issued and delivered by the Borrower in accordance with the provisions of the Common Stock Purchase Option, will be validly issued, fully paid, and nonassessable. The issuance of the Common Stock under the Common Stock Purchase Option is not subject to any preemptive or similar rights, except for those which are the subject of waivers that have been obtained and are unconditional and in full force and effect.

              SECTION 3.10. FINANCIAL STATEMENTS. The Borrower has delivered to Lenders accurate and complete copies of (i) the Borrower's audited consolidated balance sheets as of December 31, 1995, 1996 and 1997, and the related audited consolidated statements of income, stockholders' equity, and cash flows for each of the years then ended, and the notes and schedules thereto, together with the reports thereon of Deloitte & Touche, L.L.P., independent public accountants (the "AUDITED FINANCIAL STATEMENTS"), and (ii) the Borrower's unaudited consolidated balance sheet as of September 30, 1998 (the "LATEST BALANCE SHEET")) and the related unaudited consolidated statements of income, stockholders' equity, and cash flows for the three-month period then ended (together with the Latest Balance Sheet, the "LATEST FINANCIAL STATEMENTS"), certified by the Borrower's chief financial officer (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements (i) represent actual bona fide transactions, (ii) have been prepared from the books and records of the Borrower and its consolidated Subsidiaries in conformity with GAAP applied on a basis consistent with preceding years throughout the periods involved, except that the Latest Financial Statements are not accompanied by notes or other textual disclosure required by GAAP, and (iii) fairly present in all material respects the Borrower's consolidated financial position as of the respective dates thereof and its consolidated results of operations and cash flows for the periods then ended. Except for a $1,000,000 consulting services fee received by the Borrower in 1997 from American Communications Services, Inc., the statements of income included in the Financial Statements do not contain any items of special or nonrecurring income, and the balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets, nor have there been any transactions since September 30,1998 giving rise to special or nonrecurring income or any such write-up or revaluation. All financial projections, forecasts, and other forward-looking information provided by the Borrower to Lenders were, as of their respective dates, prepared in good faith and on a basis that management of the Borrower believed to be reasonable.

              SECTION 3.11. ABSENCE OF UNDISCLOSED LIABILITIES. To the best knowledge of the Borrower, neither the Borrower nor any Subsidiary has any liability or obligation (whether accrued, absolute, contingent, unliquidated, or otherwise, and whether due or to become due), except (i) liabilities reflected on the Latest Balance Sheet, (ii) liabilities described in the notes accompanying the Audited Financial Statements dated as of December 31, 1997,
(iii) liabilities which have arisen since the date of the Latest Balance Sheet in the ordinary course of business (none of which is a material liability for breach of contract, breach of warranty, tort, or infringement), (iv) liabilities arising under executory contracts entered into in the ordinary course of business (none of which is a material liability for breach of contract), (v) liabilities specifically set forth on SCHEDULE 3.11, and (vi) other liabilities which, in the aggregate, are not material to the Borrower and the Subsidiaries considered as a whole.

              SECTION 3.12. ABSENCE OF CERTAIN CHANGES. Except as disclosed on
SCHEDULE 3.12, since September 30, 1998: (i) there has not been any change, development, or effect, individually or in the aggregate, that has had, or might reasonably be expected to have, a Material Adverse Effect on the

Borrower or a Subsidiary; (ii) the businesses of the Borrower and the Subsidiaries have been conducted only in the ordinary course consistent with past practice; (iii) neither the Borrower nor any Subsidiary has incurred any material liability, engaged in any material transaction, or entered into any material agreement outside the ordinary course of business consistent with past practice; (iv) neither the Borrower nor any Subsidiary has suffered any material loss, damage, destruction, or other casualty to any of its assets (whether or not covered by insurance); and (v) neither the Borrower nor any Subsidiary has or has taken action to:

              (a)    amend its charter or bylaws;

              (b) (i) issue, sell, or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise) any shares of its Capital Stock of any class or any other securities or equity equivalents; or (ii) amend in any respect any of the terms of any such securities outstanding as of the date hereof;

              (c) (i) split, combine, or reclassify any shares of its Capital Stock; (ii) declare, set aside, or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its Capital Stock; (iii) repurchase, redeem, or otherwise acquire any of its securities or any securities of any Subsidiary; or
       (iv) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of the Borrower or any Subsidiary;

              (d) (i) except in the ordinary course of business consistent with past practice, create, incur, guarantee, or assume any indebtedness for borrowed money or otherwise become liable or responsible for the obligations of any other person; (ii) make any loans, advances, or capital contributions to, or investments in, any other person (other than to wholly owned Subsidiaries); (iii) pledge or otherwise encumber shares of Capital Stock of the Borrower or any Subsidiary; or (iv) except in the ordinary course of business consistent with past practice, mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any lien thereupon;

              (e) (i) enter into, adopt, or (except as may be required by law) amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment, severance, or other employee benefit agreement, trust, plan, fund, or other arrangement for the benefit or welfare of any director, officer, or employee; (ii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Borrower, increase in any manner the compensation or fringe benefits of any director, officer, or employee; or (iii) pay to any director, officer, or employee any benefit not required by any employee benefit agreement, trust, plan, fund, or other arrangement as in effect on the date hereof;

              (f) acquire, sell, lease, transfer, or otherwise dispose of, directly or indirectly, any assets outside the ordinary course of business consistent with past practice or any assets that in the aggregate are material to the Borrower and the Subsidiaries considered as a whole;

              (g) acquire (by merger, consolidation, or acquisition of stock or assets or otherwise) any corporation, partnership, or other business organization or division thereof;

              (h) make any capital expenditure or expenditures which, individually, is in excess of $150,000 or, in the aggregate, are in excess of $750,000;

              (i) amend any Tax Return or make any Tax election or settle or compromise any federal, state, local, or foreign Tax liability material to the Borrower and the Subsidiaries considered as a whole;

              (j) pay, discharge, or satisfy any claims, liabilities, or obligations (whether accrued, absolute, contingent, unliquidated, or otherwise, and whether asserted or unasserted), other than the payment, discharge, or satisfaction in the ordinary course of business consistent with past practice, or in accordance with their terms, of liabilities reflected or reserved against in the Financial Statements or incurred since September 30, 1998 in the ordinary course of business consistent with past practice;

              (k) enter into any lease, contract, agreement, commitment, arrangement, or transaction outside the ordinary course of business consistent with past practice;

              (l) amend, modify, or change in any material respect any existing lease, contract, or agreement, other than in the ordinary course of business consistent with past practice;

              (m) waive, release, grant, or transfer any rights of value, other than in the ordinary course of business consistent with past practice;

              (n)    lay off any of its employees;

              (o)    change any of its banking or safe deposit arrangements;

              (p) change any of the accounting principles or practices used by it, except for any change required by reason of a concurrent change in GAAP and notice of which has been given in writing by the Borrower to the Administrative Agent; or

              (q) authorize or propose, or agree in writing or otherwise to take, any of the actions described in this Section.

              SECTION 3.13.   TAX MATTERS.  Except as disclosed on SCHEDULE
3.13:

              (a) the Borrower and each Subsidiary have duly filed all federal, state, local, and foreign Tax Returns required to be filed by or with respect to them with the IRS or other applicable taxing authority, and no extensions with respect to such Tax Returns have been requested or granted;

              (b) the Borrower and each Subsidiary have paid, or adequately reserved against in the Financial Statements, all Taxes due, or claimed by any Taxing authority to be due, from or with respect to them, except Taxes that are being contested in good faith by appropriate legal proceedings and for which adequate reserves have been set aside as disclosed on SCHEDULE 3.13;

              (c) there has been no issue raised or adjustment proposed (and none is pending) by the IRS or any other taxing authority in connection with any of the Tax Returns;

              (d) the Borrower and each Subsidiary have made all deposits required with respect to Taxes;

              (e) no waiver or extension of any statute of limitations as to any federal, state, local, or foreign Tax matter has been given by or requested from the Borrower or any Subsidiary; and

              (f) the Borrower has not filed a consent under Section 341(f) of the Code.

              SECTION 3.14. COMPLIANCE WITH LAWS. Except as disclosed on
SCHEDULE 3.14, to the best knowledge of the Borrower, the Borrower and the Subsidiaries have complied with all Applicable Laws (including without limitation Applicable Laws relating to securities, properties, business products and services, manufacturing processes, advertising and sales practices, employment practices, terms and conditions of employment, wages and hours, safety, occupational safety, health, environmental protection, product safety, and civil rights). Neither the Borrower nor any Subsidiary has received any written notice, which has not been dismissed or otherwise disposed of, that the Borrower or any Subsidiary has not so complied. Neither the Borrower nor any Subsidiary is charged or, to the best knowledge of the Borrower, threatened with, or, to the best knowledge of the Borrower, under investigation with respect to, any violation of any Applicable Law relating to any aspect of the business of the Borrower or any Subsidiary.

              SECTION 3.15. LEGAL PROCEEDINGS. There are no Proceedings pending or, to the best knowledge of the Borrower, threatened against or involving the Borrower or any Subsidiary (or any of their respective directors or officers in connection with the business or affairs of the Borrower or any Subsidiary) or any properties or rights of the Borrower or any Subsidiary, except (i) as disclosed on SCHEDULE 3.15, (ii) for any Proceedings that pertain to routine claims by Persons other than Governmental Entities that are fully covered by insurance (subject to applicable insurance deductibles), (iii) for minor product or service warranty claims arising in the usual and ordinary course of business which in the aggregate may be satisfied at nominal cost to the Borrower, and
(iv) for Proceedings which, individually or in the aggregate, if prosecuted to judgment, would not have a Material Adverse Effect on the Borrower. Except as disclosed on SCHEDULE 3.15, any and all potential liability of the Borrower and the Subsidiaries under such Proceedings is adequately covered (except for standard deductible amounts) by the existing insurance maintained by the Borrower and the Subsidiaries described in SECTION 3.31. Neither the Borrower nor any Subsidiary is subject to any judgment, order, writ, injunction, or decree of any Governmental Entity which has had or is reasonably likely to have a Material Adverse Effect. There are no Proceedings pending or, to the best knowledge of the Borrower, threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

              SECTION 3.16. TITLE TO PROPERTIES. Each of the Borrower and the Subsidiaries has good and indefeasible title, and in the case of real property insurable title, to all properties (real, personal, and mixed, tangible and intangible) it owns or purports to own, including without limitation the properties reflected in its books and records and in the Latest Balance Sheet, other than those disposed of after the date of such balance sheet in the ordinary course of business consistent with past practice, free and clear of all Encumbrances and Liens except Permitted Liens, except: as disclosed on SCHEDULE 3.16, as set forth in the Latest Balance Sheet as securing specific liabilities, liens for Taxes not yet due and payable, statutory liens (including materialmen's, mechanic's, repairmen's, landlord's, and other similar liens) arising in connection with the ordinary course of business securing payments not yet due and payable, and such imperfections or irregularities of title, if any, as (A) are not substantial in character, amount, or extent and do not materially detract from the value of the property subject thereto, (B) do not materially interfere with either the present or intended use of such property, and (C) do not, individually or in the aggregate, materially interfere with the conduct of the Borrower's or any Subsidiary's normal operations. Except as disclosed on
SCHEDULE 3.16, no financing statement (or other instrument sufficient or effective as a financing statement) under the Uniform Commercial Code with respect to any properties of the Borrower or any Subsidiary has been filed and is effective in any jurisdiction, and the Borrower and the Subsidiaries have not signed any such financing statement (or other instrument) or any mortgage or security agreement authorizing any secured party thereunder to file any such financing statement (or other instrument).

              SECTION 3.17. SUFFICIENCY AND CONDITION OF PROPERTIES. The properties owned, leased, or used by the Borrower and the Subsidiaries are (i) in the case of tangible properties, in good operating condition and repair (ordinary wear and tear excepted) and have been maintained in accordance with standard industry practice, (ii) suitable for the purposes used, and (iii) adequate and sufficient for the normal operation of the Borrower's and the Subsidiaries' businesses, as presently conducted. The Borrower and the Subsidiaries own or have a valid leasehold interest in, or otherwise have a valid right to use, all such properties. To the best knowledge of the Borrower, such properties and their uses conform in all material respects to all Applicable Laws, and the Borrower has not, nor has any Subsidiary, received any notice to the contrary. All such tangible properties are in the Borrower's or a Subsidiary's possession or under their control.

              SECTION 3.18.   REAL PROPERTY.

              (a) Set forth on SCHEDULE 3.18 is a list, by street address and (in the case of owned real property) deed reference, of all real property owned or leased by the Borrower or any Subsidiary (for purposes of this Section, the "REAL PROPERTY"), a summary description of the principal facilities and structures (if any) located thereon, and, with respect to leased Real Property, a summary description of the applicable leases and the material terms thereof. There are no persons (other than the Borrower or a Subsidiary) in possession of any portion of the Real Property as lessees, tenants at sufferance, or trespassers, nor does any person (other than the Borrower or a Subsidiary) have a lease, tenancy, or other right of occupancy or use of any portion of the Real Property. The Real Property has full and free access to and from public highways, streets, and roads, and the Borrower has no knowledge of any pending or threatened Proceeding or any other fact or condition which would limit or result in the termination of such access. To the best knowledge of the Borrower, there exists no Proceeding or court order, or building code provision, deed restriction, or restrictive covenant (recorded or otherwise), or other private or public limitation, which might in any way impede or adversely affect the continued use of the Real Property by the Borrower and the Subsidiaries in the manner it is currently used.

              (b) To the best knowledge of the Borrower, all buildings, improvements, and fixtures situated on the Real Property conform in all material respects to all Applicable Laws. All the Real Property is zoned for the various purposes for which such Real Property is being used, and there exists no pending or, to the best knowledge of the Borrower, threatened Proceeding which might adversely affect the validity of such zoning.

              (c) The Real Property is connected to and serviced by water, sewage disposal, gas, telephone, and electric facilities which are adequate for the current use of the Real Property and, to the best knowledge of the Borrower, are in compliance with all Applicable Laws. To the best knowledge of the Borrower, all public utilities required for the operation of the Real Property enter the Real Property through adjoining public streets or, if they pass through adjoining private land, do so in accordance with valid public easements, and all utility lines and mains located on the Real Property have been properly dedicated to, and are serviced and maintained by, the appropriate public or quasi-public entity.

              (d) The buildings, improvements, and fixtures situated on the Real Property are in good condition and repair (excepting ordinary wear and tear and minor maintenance and repair problems which would normally be associated with such assets when used in connection with the operation of the Borrower's and the Subsidiaries' businesses), free of any patent structural defects of a material nature.

              (e) Neither the whole nor any part of the Real Property is subject to any pending Proceeding for condemnation or other taking by any Governmental Entity, and, to the best knowledge of the Borrower, no such condemnation or other taking is contemplated or threatened.

              (f) There are no unpaid charges, debts, liabilities, claims, or obligations incurred by or against the Borrower arising from the construction, occupancy, ownership, use, or operation of the Real Property, or the buildings, improvements, or fixtures situated thereon, or the business operated thereon, which could give rise to any mechanic's or materialmen's or other statutory lien against the Real Property, or the buildings, improvements, or fixtures situated thereon, or any part thereof, or for which the Borrower or any Subsidiary will be responsible.

              (g) Except for the Borrower's facility at 1800 and 1812 North Forest Park Boulevard in Fort Worth, Texas, the Real Property is not within any area determined by the Department of Housing and Urban Development to be flood prone under the Federal Flood Disaster Protection Act of 1973.

              (h) The Borrower has made available to the Administrative Agent accurate and complete copies of all title insurance policies, title reports, other title documents, surveys, certificates of occupancy, and Permits in the possession of the Borrower relating to the Real Property or the buildings, improvements, or fixtures situated thereon.

              SECTION 3.19. TANGIBLE PERSONAL PROPERTY. Set forth on SCHEDULE
3.19 is a list, as of the most recent practicable date, of all furniture, equipment, machinery, computer hardware, materials, motor vehicles, rolling stock, apparatus, tools, implements, appliances, and other tangible personal property (other than spare parts, supplies, and inventory) owned, leased, or used by the Borrower or any Subsidiary, except for items having a value individually of less than $10,000 which do not, in the aggregate, have a value exceeding $100,000. The motor vehicles and rolling stock owned or leased by the Borrower and the Subsidiaries are utilized solely for the transportation by the Borrower or a Subsidiary, for its own account and not for the account of others, of inventories, supplies, and other items relating to the operation of the Borrower's and the Subsidiaries' businesses, and such activities do not require the obtainment of any Permit.

              SECTION 3.20. LEASED PROPERTY. Set forth on SCHEDULE 3.20 is a list and summary description of the material terms of all leases under which the Borrower or any Subsidiary is the lessee of real or personal property. Each of the Borrower and the Subsidiaries has good and valid leasehold interests in all properties held by it under lease. The lessee under each such lease and its predecessor under each such lease, if any, has been in peaceable possession (or remedied any claims relating thereto) of the property covered thereby since the commencement of the original term of such lease. No waiver, indulgence, or postponement of the lessee's obligations under any such lease has been granted by the lessor or of the lessor's obligations thereunder by the lessee. The lessee under each such lease is not in breach of or in default under such lease, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a default by the lessee under such lease, and the lessee has not received any notice from, or given any notice to, the lessor indicating that the lessee or the lessor is in breach of or in default under such lease. To the best knowledge of the Borrower, none of the lessors under such leases is in breach thereof or in default thereunder. The lessee under each such lease has full right and power to occupy or possess, as the case may be, all the property covered by such lease.

              SECTION 3.21. SPECIAL REPRESENTATION REGARDING SUBSCRIBERS. As of December 31, 1998, the Borrower had a total of approximately 170,000 subscribers under contract with the Borrower regarding the provision of Internet services.

              SECTION 3.22. RECEIVABLES. All receivables (including accounts and notes receivable, employee advances, and accrued interest receivables) of the Borrower and the Subsidiaries as reflected on the Latest Balance Sheet or arising since the date thereof are valid obligations of the respective makers thereof, have arisen in the ordinary course of business for goods or services delivered or rendered, are not subject to any valid defenses, counterclaims, or set offs, and have been collected or are collectible in full at their recorded amounts in the ordinary course of business without the expectation of the need to resort to litigation or other extraordinary collection efforts, net of all cash discounts and doubtful accounts as reflected on the Latest Balance Sheet (in the case of receivables so reflected) or on the books of the Borrower and the Subsidiaries (in the case of receivables arising since the date thereof). The allowances for doubtful accounts reflected on the Latest Balance Sheet and on the books of the Borrower and the Subsidiaries were determined in accordance with GAAP and were and are reasonable in light of historical data and other relevant information.

              SECTION 3.23. INTELLECTUAL PROPERTY. Except for the trademarks, service marks, and trade names set forth on SCHEDULE 3.23, the Borrower and the Subsidiaries do not own, hold, use, or have pending any Intellectual Property. The Borrower and the Subsidiaries own or have rights to use all trademarks, service marks, and trade names, free from burdensome restrictions, that are necessary for the operation of their respective businesses as presently conducted. The Borrower and the Subsidiaries have not received any written notice or claim of any infringement, violation, misuse, or misappropriation by the Borrower or any Subsidiary of any Intellectual Property owned or purported to be owned by any other person.

              SECTION 3.24. PERMITS. To the best knowledge of the Borrower, except for qualifications or licenses to do business in the states expressly listed on SCHEDULE 3.2 as states with which the Borrower has a pending application for qualification or license, the Borrower and the Subsidiaries hold all Permits necessary or required for the conduct of the business of the Borrower and the Subsidiaries as currently conducted. Each of such Permits is in full force and effect, the Borrower or such Subsidiary is in compliance with all its obligations with respect thereto, and, to the best knowledge of the Borrower, no event has occurred which permits, or with or without the giving of notice or the passage of time or both would permit, the revocation or termination of any thereof. Except as disclosed on SCHEDULE 3.24, no notice has been issued by any Governmental Entity and no Proceeding is pending or, to the best knowledge of the Borrower, threatened with respect to any alleged failure by the Borrower or a Subsidiary to have any Permit the absence of which would have a Material Adverse Effect.

              SECTION 3.25.   AGREEMENTS.

              (a) Set forth on SCHEDULE 3.25 is a list of all the following agreements, arrangements, and understandings (written or oral, formal or informal) (collectively, for purposes of this Section, "agreements", and each a Material Contract) to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or any of their respective properties is otherwise bound:

              (i) collective bargaining agreements and similar agreements with employees as a group;

              (ii) employee benefit agreements, trusts, plans, funds, or other arrangements of any nature;

              (iii) agreements with any current or former shareholder, director, officer, employee, consultant, or advisor or any affiliate of any such person;

              (iv) agreements between or among the Borrower and any of the Subsidiaries;

              (v) indentures, mortgages, security agreements, notes, loan or credit agreements, or other agreements relating to the borrowing of money by the Borrower or any Subsidiary or to the direct or indirect guarantee or assumption by the Borrower or any Subsidiary of any obligation of others, including any agreement that has the economic effect although not the legal form of any of the foregoing;

              (vi) agreements relating to the acquisition or disposition of assets, other than those entered into in the ordinary course of business consistent with past practice;

              (vii) agreements relating to the acquisition or disposition of any interest in any business enterprise;

              (viii) agreements with respect to the lease of real or personal property;

              (ix) agreements concerning the management or operation of any real property;

              (x) any broker, distributor, dealer, manufacturer's representative, sales, agency, sales promotion, advertising, market research, marketing, consulting, research and development, maintenance, service, or repair agreement involving more than $10,000;

              (xi) license, royalty, or other agreements relating to Intellectual Property;

              (xii) partnership, joint venture, and profit sharing agreements

              (xiii) agreements with any Governmental Entity;

              (xiv) agreements relating to the release or disposal of Hazardous Material;

              (xv) agreements in the nature of a settlement or a conciliation agreement arising out of any claim asserted by any other person;

              (xvi) agreements containing any covenant limiting the freedom of the Borrower or any Subsidiary to engage in any line of business or compete with any other person in any geographic area or during any period of time;

              (xvii) powers of attorney granted by the Borrower or any Subsidiary in favor of any person;

              (xviii) agreements not made in the ordinary course of business;
       and

              (xix) other agreements, whether or not made in the ordinary course of business, that are material to the business, assets, results of operations, condition (financial or otherwise), or prospects of the Borrower and the Subsidiaries considered as a whole.

              (b) The Borrower has made available to the Lenders accurate and complete copies of the agreements listed on SCHEDULE 3.25. Each of such agreements is a valid and binding agreement of the Borrower and the Subsidiaries (to the extent each is a party thereto) and (to the best knowledge of the Borrower) the other party or parties thereto, enforceable against the Borrower and the Subsidiaries (to the extent each is a party thereto) and (to the best knowledge of the Borrower) such other party or parties in accordance with its terms. Except as set forth on SCHEDULE 3.25, neither the Borrower nor any Subsidiary is in breach of or in default under, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a default by the Borrower or any Subsidiary under, any of such agreements, and neither the Borrower nor any Subsidiary has received any notice from, or given any notice to, any other party indicating that the Borrower or any Subsidiary is in breach of or in default under any of such agreements. To the best knowledge of the Borrower, no other party to any of such agreements is in breach of or in default under such agreements, nor has any assertion been made by the Borrower or any Subsidiary of any such breach or default.

              (c) Neither the Borrower nor any Subsidiary has received notice of any plan or intention of any other party to any agreement to exercise any right of offset with respect to, or any right to cancel or terminate, any agreement, and neither the Borrower nor any Subsidiary knows of any fact or circumstance that would justify the exercise by any such other party of such a right other than the automatic termination of such agreement in accordance with its terms. Neither the Borrower nor any Subsidiary currently contemplates, or has reason to believe any other person currently contemplates, any amendment or change to any agreement, which amendment or change could have a Material Adverse Effect.

              SECTION 3.26.   ERISA.

              (a) Set forth on SCHEDULE 3.26 is a list identifying each "employee benefit plan", as defined in Section 3(3) of ERISA, (i) which is subject to any provision of ERISA, (ii) which is maintained, administered, or contributed to by the Borrower or any affiliate of the Borrower, and (iii) which covers any employee or former employee of the Borrower or any affiliate of the Borrower or under which the Borrower or any affiliate of the Borrower has any liability. The Borrower has made available to the Administrative Agent accurate and complete copies of such plans (and, if applicable, the related trust agreements) and all amendments thereto and written interpretations thereof, together with (i) the three most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan and
(ii) the most recent actuarial valuation report prepared in connection with any such plan. Such plans are referred to in this Section as the "EMPLOYEE PLANS." For purposes of this Section only, an "affiliate" of any person means any other person which, together with such person, would be treated as a single employer under Section 414 of the Code. The only Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in
Section 3(2) of ERISA are identified as such on SCHEDULE 3.26.

              (b) Except as otherwise identified on SCHEDULE 3.26, (i) no Employee Plan constitutes a "multiemployer plan", as defined in Section 3(37) of ERISA (for purposes of this Section, a "MULTIEMPLOYER PLAN"), (ii) no Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code, (iii) no Employee Plan is subject to Title IV of ERISA or to the minimum funding standards of ERISA and the Code, and (iv) during the past five years, neither the Borrower nor any of its affiliates have made or been required to make contributions to any Multiemployer Plan. There are no accumulated funding deficiencies as defined in
Section 412 of the Code (whether or not waived) with respect to any Employee Plan. The fair market value of the assets held with respect to each Employee Plan which is an employee pension benefit plan, as defined in Section 3(2) of ERISA, exceeds the actuarially determined present value of all benefit liabilities accrued under such Employee Plan (whether or not vested) determined using reasonable actuarial assumptions. Neither the Borrower nor any affiliate of the Borrower has incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. The Borrower and all of the affiliates of the Borrower have paid and discharged promptly when due all liabilities and obligations arising under ERISA or the Code of a character which if unpaid or unperformed might result in the imposition of a lien against any of the assets of the Borrower or any Subsidiary. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Employee Plan has or will make the Borrower or any Subsidiary or any director or officer of the Borrower or any Subsidiary subject to any liability under Title I of ERISA or liable for any Tax pursuant to
Section 4975 of the Code that could have a Material Adverse Effect. There are no pending or, to the best knowledge of the Borrower, threatened claims by or on behalf of the Employee Plans, or by any participant therein, alleging a breach or breaches of fiduciary duties or violations o Applicable Laws which could result in liability on the part of the Borrower, its officers or directors, or such Employee Plans, under ERISA or any other Applicable Law and there is no basis for any such claim.

              (c) Each Employee Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and has been so qualified since the date of its adoption, and each trust forming a part thereof is exempt from Tax pursuant to Section 501(a) of the Code. Accurate and complete copies of the most recent IRS determination letters with respect to any such Plans have been made available to the Administrative Agent. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by all Applicable Laws, including but not limited to ERISA and the Code, which are applicable to such Plans.

              (d) There is set forth on SCHEDULE 3.26 a list of each employment, severance, or other similar contract, arrangement, or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, or other forms of incentive compensation or post-retirement insurance, compensation, or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained, or contributed to, as the case may be, by the Borrower or any affiliate of the Borrower, and (iii) covers any employee or former employee of the Borrower or any affiliate of the Borrower or under which the Borrower or any affiliate of the Borrower has any liability. Such contracts, plans, and arrangements as are described in the preceding sentence are referred to for purposes of this Section as the "BENEFIT ARRANGEMENTS." Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by Applicable Laws.

              (e) Neither the Borrower nor any affiliate of the Borrower has performed any act or failed to perform any act, and there is no contract, agreement, plan, or arrangement covering any employee or former employee of the Borrower or any affiliate of the Borrower, that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 162(a)(1) or 280G of the Code, or could give rise to any penalty or excise Tax pursuant to Section 4980B or 4999 of the Code.

              (f) Except as disclosed on SCHEDULE 3.26, there has been no amendment, written interpretation, or announcement (whether or not written) by the Borrower or any affiliate of the Borrower of or relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement which would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the most recent fiscal year.

              SECTION 3.27.   ENVIRONMENTAL MATTERS.

              (a) Except as disclosed on SCHEDULE 3.27:

              (i) to the best knowledge of the Borrower, the properties, operations, and activities of the Borrower and the Subsidiaries comply with all Applicable Environmental Laws (as defined below);

              (ii) the Borrower and the Subsidiaries and the properties, operations, and activities of the Borrower and the Subsidiaries are not subject to any existing, pending, or, to the best knowledge of the Borrower, threatened Proceeding under, or to any remedial obligations under, any Applicable Environmental Laws;

              (iii) to the best knowledge of the Borrower, all Permits, if any, required to be obtained by the Borrower or any Subsidiary under any Applicable Environmental Laws in connection with any aspect of the business of the Borrower or the Subsidiaries, including without limitation those relating to the treatment, storage, disposal, or release of a Hazardous Material (as defined below), have been duly obtained and are in full force and effect, and the Borrower and the Subsidiaries are in compliance with the terms and conditions of all such Permits;

              (iv) to the best knowledge of the Borrower, the Borrower and the Subsidiaries have satisfied and are currently in compliance with all financial responsibility requirements applicable to their respective operations and imposed by any Governmental Entity under any Applicable Environmental Laws, and the Borrower and the Subsidiaries have not received any notice of noncompliance with any such financial responsibility requirements;

              (v) to the best knowledge of the Borrower, there are no physical or environmental conditions existing on any property owned or leased by the Borrower or any Subsidiary or resulting from the Borrower's or any Subsidiary's operations or activities, past or present, at any location, that would give rise to any on-site or off-site remedial obligations under any Applicable Environmental Laws;

              (vi) to the best knowledge of the Borrower, since the effective date of the requirements of Applicable Environmental Laws, all Hazardous Materials generated by the Borrower or any Subsidiary or used in connection with their respective properties, operations, or activities have been transported only by carriers authorized under Applicable Environmental Laws to transport such materials, and have been disposed of only at treatment, storage, and disposal facilities authorized under Applicable Environmental Laws to treat, store, or dispose of such materials, and, to the best knowledge of the Borrower, such carriers and facilities have been and are operating in compliance with such authorizations and are not the subject of any existing, pending, or threatened Proceeding in connection with any Applicable Environmental Laws;

              (vii) to the best knowledge of the Borrower, there has been no exposure of any person or property to Hazardous Materials, nor has there been any release of Hazardous Materials into the environment, by the Borrower or any Subsidiary or in connection with their respective properties, operations, or activities that could reasonably be expected to give rise to any claim for damages or compensation; and

              (viii) the Borrower and the Subsidiaries shall make available to the Administrative Agent all internal and external environmental audits and studies and all correspondence on substantial environmental matters in the possession of the Borrower and the Subsidiaries relating to any of the current or former properties, operations, or activities of the Borrower and the Subsidiaries, provided that the Borrower and the Subsidiaries shall not be required to make available any such audits, studies, or correspondence that may be subject to the attorney-client privilege or similar privilege.

              (b) For purposes of this Agreement, "APPLICABLE ENVIRONMENTAL LAWS" means any and all Applicable Laws pertaining to health, safety, or the environment in effect (currently or hereafter) in any and all jurisdictions in which the Borrower or any Subsidiary has conducted operations or activities or owned or leased property, including, without limitation, the Clear Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Rivers and Harbors Act of 1899, as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Texas Water Code, the Texas Solid Waste Disposal Act, and other environmental conservation or protection laws. For purposes of this Agreement, the term "HAZARDOUS MATERIAL" means (i) any substance which is listed or defined as a hazardous substance, hazardous constituent, or solid waste pursuant to any Applicable Environmental Laws and (ii) petroleum (including crude oil and any fraction thereof), natural gas, and natural gas liquids.

              (c) The representations and warranties contained in this SECTION
3.27 would continue to be true and correct following disclosure to the applicable Governmental Entities of all relevant facts, conditions, and circumstances, if any, pertaining to the properties, operations, and activities of the Borrower and the Subsidiaries.

              SECTION 3.28.   LABOR RELATIONS.

              (a) Except as disclosed on SCHEDULE 3.28, (i) there are no collective bargaining agreements or other labor union contracts applicable to any employees to or by which the Borrower or any Subsidiary is a party or is bound, no such agreement or contract has been requested by any employee or group of employees of the Borrower or any Subsidiary, and no discussions have occurred with respect thereto by management of the Borrower or any Subsidiary with any such employees; (ii) no employees of the Borrower or any Subsidiary are represented by any labor organization, collective bargaining representative, or group of employees; (iii) no labor organization, collective bargaining representative, or group of employees claims to represent a majority of the employees of the Borrower or any Subsidiary in an appropriate unit of the Borrower or any Subsidiary; (iv) neither the Borrower nor any Subsidiary is aware of or involved with any representational campaign or other organizing activities by any union or other organization or group seeking to become the collective bargaining representative of any of its employees; (v) neither the Borrower nor any Subsidiary is obligated to bargain collectively with respect to wages, hours, and other terms and conditions of employment with any recognized or certified labor organization, collective bargaining representative, or group of employees; and
(vi) neither the Borrower nor any Subsidiary has experienced or is aware of any strikes, work stoppages, work slowdowns, or lockouts or any threats thereof by or with respect to any of its employees.

              (b) To the best knowledge of the Borrower, the Borrower and the Subsidiaries are in compliance in all material respects with all Applicable Laws pertaining to employment and employment practices and wages, hours, and other terms and conditions of employment in respect of their respective employees and have no accrued liability for any arrears of wages or any Taxes or penalties for failure to comply with any thereof. To the best knowledge of the Borrower, the Borrower and the Subsidiaries are not engaged in any unfair labor practices or unlawful employment practices. There is no pending or, to the best knowledge of the Borrower, threatened Proceeding against or involving the Borrower or any Subsidiary by or before, and neither the Borrower nor any Subsidiary is subject to any judgment, order, writ, injunction, or decree of or inquiry from, the National Labor Relations Board, the Equal Employment Opportunity Commission, the Department of Labor, or any other Governmental Entity in connection with any current, former, or prospective employee of the Borrower or any Subsidiary.

              (c) The Borrower believes that relations with the employees of the Borrower and the Subsidiaries are satisfactory.

              SECTION 3.29. EMPLOYEES. Set forth on SCHEDULE 3.29 is a list of:

              (a) all directors and officers of the Borrower and the Subsidiaries, and

              (b) the name, social security number, and dates of employment by the Borrower or a Subsidiary of each employee, agent, and consultant of the Borrower and the Subsidiaries as of December 31, 1998, whose annual rate of compensation in the current fiscal year will equal or exceed $60,000, together with the total amounts of salary, bonuses, and other compensation paid or payable by the Borrower or any Subsidiary to each such person for the current fiscal year and the immediately preceding fiscal year.

Except as disclosed on SCHEDULE 3.29, no severance payment, stay-on or incentive payment, or similar obligation will be owed by the Borrower or any Subsidiary to any of their respective directors, officers, or employees upon consummation of, or as a result of, the transactions contemplated by this Agreement, nor will any such director, officer, or employee be entitled to an increase in severance payments or other benefits as a result of the transactions contemplated by this Agreement in the event of the subsequent termination of his or her employment.

              SECTION 3.30. INSIDER INTERESTS. Except as disclosed on SCHEDULE
3.30 no shareholder, director, officer, or employee of the Borrower or any Subsidiary or any associate of any such shareholder, director, officer, or employee is presently, directly or indirectly, a party to any transaction with the Borrower or any Subsidiary, including, without limitation, any agreement, arrangement, or understanding, written or oral, providing for the employment of, furnishing of services by, rental of real or personal property from, or otherwise requiring payments to any such shareholder, director, officer, employee, or associate. To the best knowledge of the Borrower, no shareholder, director, officer, or employee of the Borrower or any Subsidiary or any associate of any such shareholder, director, officer, or employee owns, directly or indirectly, any interest in, or serves as a director, officer, or employee of, any customer, supplier, or competitor of the Borrower or any Subsidiary. For purposes of this Section only, an "associate" of any shareholder, director, officer, or employee means (i) a spouse, parent, sibling, child, mother- or father-in-law, son- or daughter-in-law, or brother- or sister-in-law of such shareholder, director, officer, or employee or (ii) any corporation, partnership, trust, or other entity in which such shareholder, director, officer, or employee or associate thereof has a substantial ownership or beneficial interest (other than an interest in a public corporation which does not exceed three percent of its outstanding securities) or is a director, officer, partner, or trustee or person holding a similar position.

              SECTION 3.31. INSURANCE. The Borrower and the Subsidiaries maintain with sound and reputable insurers, and there are currently in full force and effect, policies of insurance with respect to their respective assets and operations against such casualties and contingencies of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business. All premiums due and payable with respect to such policies have been timely paid. No notice of cancellation of, or indication of an intention not to renew, any such policy has been received by the Borrower or any Subsidiary. During the past three years, no application by the Borrower or any Subsidiary for insurance with respect to its assets or operations has been denied for any reason.

              SECTION 3.32. FINANCIAL REQUIREMENTS. Set forth on SCHEDULE 3.32 is a list and summary description of all bonds, deposits, financial assurance requirements, and insurance coverage required, to the best knowledge of the Borrower, to be submitted to Governmental Entities for the continued ownership and operation of the business and assets of the Borrower and the Subsidiaries.

              SECTION 3.33. BANK ACCOUNTS AND POWERS OF ATTORNEY. Set forth on
SCHEDULE 3.33 are: (i) the name and address of each bank or other financial institution with which the Borrower or any Subsidiary has an account or safe deposit box or vault, the account and safe deposit box and vault numbers thereof, the purpose of each thereof, and the names of all persons authorized to draw thereon or to have access thereto, (ii) the names of all persons authorized to borrow funds on behalf of the Borrower or any Subsidiary and the names and addresses of all entities from which they are authorized to borrow funds, and
(iii) the names of all persons, if any, holding proxies, powers of attorney, or other like instruments from the Borrower or any Subsidiary. No such proxies, powers of attorney, or other like instruments are irrevocable.

              SECTION 3.34. INVESTMENTS. The temporary cash investments reflected on the balance sheets included in the Financial Statements have maturities not more than 12 months from the date of acquisition by the Borrower or a Subsidiary and consist of: (i) securities issued or guaranteed or insured by the United States of America or any agency or instrumentality thereof; (ii) time deposit certificates of deposit and banker's acceptances of commercial banks organized under the laws of the United States of America or any state thereof with total assets of more than $50,000,000; (iii) commercial paper issued by any person incorporated in the United States rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc.; or (iv) shares of money market funds substantially all of whose assets are comprised of securities or assets of the type described in clauses (i) through (iii) above.

              SECTION 3.35. BOOKS AND RECORDS. All the books and records of the Borrower and the Subsidiaries, including all personnel files, employee data, and other materials relating to employees, are substantially complete and correct in all material respects, have been maintained in accordance with good business practice and, to the best knowledge of the Borrower, all Applicable Laws, and, in the case of the books of account, have been prepared and maintained in accordance with GAAP. Such books and records fairly reflect, in reasonable detail, all material transactions, revenues, expenses, assets, and liabilities of the Borrower and the Subsidiaries.

              SECTION 3.36. ILLEGAL PAYMENTS. To the best knowledge of the Borrower, none of the Borrower or any Subsidiary or any director, officer, employee, or agent of the Borrower or any Subsidiary has, directly or indirectly, paid or delivered any fee, commission, or other sum of money or item of property however characterized to any broker, finder, agent, government official, or other person, in the United States or any other country, in any manner related to the business or operations of the Borrower or any Subsidiary, which the Borrower or any Subsidiary or any such director, officer, employee, or agent knows or has reason to believe to have been illegal under any Applicable Law.

              SECTION 3.37.   PRIVATE OFFERING; RULE 144A MATTERS.

              (a) Based in part on the accuracy of the representations and warranties of, and compliance with the covenants and agreements by, the Lenders in Section 6.1, the making of the Term Loans hereunder and the issuance of the instruments evidencing such Term Loans and the Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act. Neither the Borrower nor any Guarantor has issued or sold Term Loans, the instruments evidencing such Term Loans or the Securities to anyone other than the Lenders. No securities of the same class as the Term Loans, the instruments evidencing such Term Loans or the Securities have been issued or sold by the Borrower or any Guarantor within the six-month period immediately prior to the date hereof. The Borrower and each Guarantor agrees that neither it, nor anyone acting on its behalf, will (i) offer the Term Loans, the instruments evidencing such Term Loans or the Securities so as to subject the making, issuance and/or sale of the Term Loans, the instruments evidencing such Term Loans or the Securities, to the registration or prospectus delivery requirements of the Securities Act or (ii) offer any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, or otherwise approach or negotiate with respect to the same with, anyone if the issuance or sale of the Term Loans, the instruments evidencing such Term Loans, the Securities and any such securities would be integrated as a single offering for the purposes of the Securities Act, including without limitation, Regulation D thereunder, in such a manner as would require registration under the Securities Act thereof. Each Term Note, and (subject to the terms of the Common Stock Purchase Option) each of the Shares shall have a legend setting forth the restrictions on the transferability thereof imposed by the Securities Act for so long as such restrictions apply.

              (b) In the case of each offer, sale or issuance of the Term Loans or the Securities no form of general solicitation or general advertising was or will be used by the Borrower or any Guarantor or their representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

              (c) The Common Stock Purchase Option, but not the Common Stock, will be eligible for resale pursuant to Rule 144A under the Securities Act. When the Common Stock Purchase Option is issued and delivered pursuant to the Loan Documents, it will not be of the same class (within the meaning of Rule 144A(d)
(3) under the Securities Act) as any other security of the Borrower or any Guarantor that is listed on a national securities exchange registered under
Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system.

              SECTION 3.38. REGISTRATION RIGHTS. Except for demand and piggyback registration rights granted to Ascend Communications, Inc., "piggy-back" registration rights granted to holders of the Convertible Notes, and demand and piggy back registration rights granted to purchasers of the Series A

Preferred pursuant to the Registration Rights Agreement dated as of May
7, 1998 and all amendments thereto, the Borrower has no obligation to register any of its securities under the Securities ACT.

              SECTION 3.39. BROKERAGE FEES. Neither the Borrower nor any of its affiliates has retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of this Agreement or any transaction contemplated hereby. The Borrower shall indemnify and hold harmless the Lenders from and against any and all losses, claims, damages, and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission, or similar payment in connection with any transaction contemplated hereby asserted by any person on the basis of any act or statement made or alleged to have been made by the Borrower or any of its affiliates.

              SECTION 3.40. DISCLOSURE. No representation or warranty made by the Borrower and each of the Guarantors in this Agreement or in any other Loan Document, and no statement of the Borrower contained in any document, certificate, or other writing furnished or to be furnished by the Borrower pursuant hereto or thereto or in connection herewith or therewith, contains or will contain, at the time of delivery, any untrue statement of a material fact or omits or will omit, at the time of delivery, to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading. The Borrower knows of no matter (other than matters of a general economic character not relating solely to the Borrower or any Subsidiary in any specific manner) which has not been disclosed to the Lenders pursuant to this Agreement which has or is reasonably likely to have a Material Adverse Effect on the Borrower. The Borrower has delivered or made available to the Lenders accurate and complete copies of all agreements, documents, and other writings referred to or listed in this Article III or any Schedule hereto.

              SECTION 3.41. DUE AUTHORIZATION AND ENFORCEABILITY. Each of the Loan Documents: (i) has been duly authorized, executed and delivered by each Subsidiary (to the extent each is a party thereto) and (ii) constitutes a valid and binding obligation of each Subsidiary (to the extent each is a party thereto) enforceable against each such Person in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity (whether arising under a proceeding at law or in equity).

              SECTION 3.42. NO VIOLATION OF REGULATIONS OF BOARD OF GOVERNORS OF FEDERAL RESERVE SYSTEM. None of the transactions contemplated by this Agreement (including without limitation the use of the proceeds from the Term Loans) will violate or result in a violation of Section 7 of the Exchange Act, or any rule or regulation issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board.

              SECTION 3.43. GOVERNMENTAL REGULATIONS. None of the Borrower or any of its Subsidiaries is or will be subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or to any other statute, rule or regulation limiting its ability to incur Indebtedness for borrowed money.

              SECTION 3.44. YEAR 2000 COMPLIANCE. The Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "YEAR 2000 PROBLEM" (that is, the risk that computer applications used by the Borrower or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, the Borrower believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "YEAR 2000 COMPLIANT"), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.


                                   ARTICLE IV.
                                    COVENANTS

              So long as any Commitment shall remain outstanding or any Obligation shall remain unpaid, the Borrower and each Guarantor covenants and agrees with the Lenders as follows:

              SECTION 4.1. USE OF PROCEEDS. The Borrower shall use the proceeds of the Term Loans for general corporate purposes.

              SECTION 4.2. NOTICE OF DEFAULT AND RELATED MATTERS. The Borrower shall furnish to the Administrative Agent (with copies for each Lender) written notice, promptly upon becoming aware of the existence of:

              (a) any condition or event that constitutes a Default or an Event of Default, specifying the nature and period of existence thereof and the action taken or proposed to be taken with respect thereto;

              (b) the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Entity, against or affecting the Borrower or any of its Subsidiaries or any of their respective Affiliates that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect; and

              (c) any development that, individually or in the aggregate, has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

              SECTION 4.3.    MERGER; SALE OF ALL OR SUBSTANTIALLY ALL ASSETS.

              (a) The Borrower and each Guarantor shall not consolidate or merge with or into any other Person or sell, convey, transfer or lease its properties and assets substantially as an entirety to any Person.

              SECTION 4.4.    INFORMATION; SEC REPORTS; COMPLIANCE CERTIFICATES.

              (a) The Borrower shall, and shall cause each of its Subsidiaries to, promptly provide such information concerning the businesses, properties, liabilities and financial condition of the Borrower and such Subsidiaries as any Lender may from time to time reasonably request. The Borrower shall, and shall cause each of its respective Subsidiaries to:

              (i) keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities,

              (ii) permit the Lenders or their representatives to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective businesses, finances and accounts with their respective executive officers and, subject to the right of the Borrower's representatives to participate in any such discussion, with their independent public accountants, all upon reasonable notice and at such reasonable times and as often as may reasonably be desired,

              (iii) permit the Lenders or their representatives to consult with the Borrower and such Subsidiaries with respect to their businesses and make proposals with respect to such businesses (such proposals not to impede and may facilitate faster or more secure repayment of the Obligations), and meet with the respective executive officers of the Borrower and such Subsidiaries with respect to such proposals,

              (iv) provide to Lenders, within 90 days after the end of each fiscal year of the Borrower, the Borrower's consolidated balance sheet and related statement of income and cash flows, showing the financial condition of the Borrower and the Guarantors on a consolidated basis as of the close of such fiscal year and the results of their respective operations during such year, to be audited by other independent public accountants of recognized national standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect other than with respect to the Cases) and to be certified by the chief financial officer of the Borrower to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and the Guarantors on a consolidated basis in accordance with GAAP consistently applied,

              (v) provide to Lenders, within 45 days after the end of the first three fiscal quarters of the Borrower (commencing with the fiscal quarter ending on or about March 31, 1999), the Borrower's consolidated balance sheets and related statements of income and cash flows, showing the financial condition of the Borrower and the Guarantors on a consolidated basis as of the close of such fiscal quarter and the results of their respective operations during such fiscal quarter and the then elapsed portion of the fiscal year, each certified by a Financial Officer as fairly presenting the financial condition and results of operations of the Borrower and the Guarantors on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments, and

              (vi) provide to Lenders, commencing with the fiscal month ending on or about March 31, 1999, within 30 days of the end of each fiscal month of the Borrower (or 45 days if such fiscal month end is also the end of any of the first three fiscal quarters, or 90 days if such fiscal month end is also the end of the fiscal year), the unaudited monthly income statement, balance sheet and cash flow report of the Borrower and the Guarantors on a consolidated basis as of the close of such fiscal month and the results of their respective operations during such fiscal period and the then elapsed portion of the fiscal year (and such other cash flow reports and operating statements as the Administrative Agent may reasonably request), all certified by the chief financial officer as fairly presenting the results of operations of the Borrower and the Guarantors on a consolidated basis subject to normal year-end audit adjustments.

              (b) The Borrower shall furnish to the Lenders (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Borrower were required to file such financial information, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Borrower and its Subsidiaries and, with respect to the annual information only, a report thereon by the Borrower's certified independent public accountants (who shall be a firm of established national reputation) and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Borrower were required to file such reports, in each case within the time periods set forth in the SEC's rules and regulations. In addition, until such time as the Borrower and each of the Guarantors is subject to Section 13 or 15(d) of the Exchange Act, the Borrower and each of the Guarantors shall furnish to the Lenders, each holder of securities and to prospective investors designated by the Lenders or such a holder, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

              (c) The Borrower shall deliver to the Lenders, within 60 days after the end of each fiscal quarter, an Officers' Certificate stating that a review of the activities of the Borrower and its Subsidiaries during the preceding fiscal quarter (or since the Closing Date in the case of the first such Officer's Certificate) has been performed with a view to determining whether the Borrower and its Subsidiaries have kept, observed, performed and fulfilled their respective Obligations under this Agreement, and further stating that (i) the Borrower and its Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Agreement and are not in default in the performance or observance of any of the terms, provisions or conditions hereof or under any other mortgage, indenture or debt instrument (or, if a Default, Event of Default or default under any such mortgage, indenture or debt instrument shall have occurred, describing all such Defaults, Events of Default or defaults and what action the Borrower is taking or proposes to take with respect thereto).

              (d) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to paragraph (b) above shall be accompanied by a written statement of the Borrower's certified independent public accountants (who shall be from a firm of established national reputation) that, solely in making the examination necessary for certification of such financial statements and without independent investigation or inquiry, nothing has come to their attention that would lead them to believe that the Borrower or any of its respective Subsidiaries has violated any provisions of Article IV of this Agreement or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

              (e) The Administrative Agent and each Lender covenants and agrees that any information, financial statements, certificates or documents obtained pursuant to this SECTION 4.4 shall not be utilized in a manner that violates any federal or state securities laws.

              SECTION 4.5.    EXISTENCE; BUSINESS AND PROPERTIES; INSURANCE.

              The Borrower shall, and shall cause each of its Subsidiaries to,
(a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, and (b) do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, consents, approvals, variances, exemptions, patents, copyrights, trademarks, trade names and other authorizations of or from Governmental Entities (collectively, "PERMITS") that are material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated and extensions or ancillary businesses that are not, individually or in the aggregate, material to the Borrower and its Subsidiaries taken as a whole; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted in all material respects at all times.

              The Borrower shall, and shall cause its Subsidiaries, to keep its insurable properties insured in such amount as are customary for corporations of similar sizes engaged in similar activities at all times by financially sound and reputable insurers; maintain such other insurance (including self insurance), to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

              SECTION 4.6. COMPLIANCE WITH LAWS. The Borrower shall, and shall cause each of its Subsidiaries to, comply in all respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including Applicable Environmental Laws and ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where non-compliance therewith could not reasonably be expected to have a Material Adverse Effect.

              SECTION 4.7.    RESTRICTED PAYMENTS.

              (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of their respective Equity Interests (including, without limitation, any payment in connection with any merger or consolidation) to the direct or indirect holders of any of their respective Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Borrower or payable to the Borrower or a Subsidiary of the Borrower); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation) any Equity Interests of the Borrower or any of its Affiliates (other than any such Equity Interests owned by the Borrower or any Subsidiary of the Borrower); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is PARI PASSU or subordinated to the Term Loans, except a payment of interest or principal at its Stated Maturity or, in the case of the Ascend Note, upon the occurrence of the consummation of any initial public offering of the Borrower; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS").

              SECTION 4.8. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM SUBSIDIARIES. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Borrower to (i)(a) pay dividends or make any other distributions to the Borrower or any of its Subsidiaries (1) on its Capital Stock or other Equity Interests or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Borrower or any of its Subsidiaries, (ii) make loans or advances to the Borrower or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) the Ascend Note,
(b) this Agreement and the other Loan Documents, (c) applicable law, (d) restrictions of the nature described in clause (iii) above by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (e) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired; and (f) any encumbrance or restriction on the transfer of any property or asset in an agreement relating to the acquisition or creation or disposition of such property or asset or any Lien on such property or asset that is otherwise permitted by the terms of this Agreement.

              SECTION 4.9. LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND ISSUANCE OF ADDITIONAL PREFERRED STOCK.

              (a) The Borrower shall not, and shall not permit any of its respective Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become liable, contingently or otherwise, with respect to (collectively, "INCUR"), or permit to exist, any Indebtedness (including Acquired Debt) or any shares of Preferred Stock, except for:

              (i) The currently outstanding Series A Preferred and Indebtedness under the Ascend Note and the Convertible Notes that is outstanding on the date hereof;

              (ii)   the Term Loans and the Guarantees;

              (iii) the incurrence by any Guarantor or any of its Wholly Owned Subsidiaries or future Wholly Owned Subsidiaries of intercompany Indebtedness between or among such Guarantor and any of its Wholly Owned Subsidiaries or future Wholly Owned Subsidiaries; PROVIDED, HOWEVER, that
       (i) if any Guarantor or the Borrower is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than any Guarantor or any of its Wholly Owned Subsidiaries or future Wholly Owned Subsidiaries and (B) any sale or other transfer of any such Indebtedness to a Person that is neither a Guarantor nor one of its Wholly Owned Subsidiaries or future Wholly Owned Subsidiaries shall be deemed, in each case, to constitute an incurrence of such Indebtedness by such Guarantor or such Subsidiary or future Wholly Owned Subsidiary, as the case may be;

              (iv) the incurrence by the Borrower or any of its Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $250,000;

              (v) Indebtedness outstanding on the date hereof and set forth on SCHEDULES 3.11, 3.16 OR 3.20; and

              (vi) the incurrence by the Borrower or any of its Subsidiaries of additional Indebtedness under Capital Lease Obligations and/or operating leases relating to the lease of equipment in an aggregate principal amount not exceeding $2,000,000.

              (b) For purposes of determining compliance with this SECTION 4.9, accrual of interest, the accretion of accreted value and the payment of interest by capitalizing the same or issuing additional Indebtedness will not be deemed to be an incurrence of Indebtedness. In addition, liabilities of the

Borrower resulting from prepaid customer accounts and reflected on the Borrower's financial statements as deferred revenue will not be deemed to be an incurrence of Indebtedness.

              SECTION 4.10. LIMITATION ON SALES OF ASSETS, SUBSIDIARY STOCK AND ACQUISITIONS. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any agreement with respect to or consummate any Asset Sale. Borrower shall not, and shall not permit any of its Subsidiaries, to acquire any assets of any Person, except in the ordinary course of business and in a manner that is consistent with past practices, or the Capital Stock of any Person.

              SECTION 4.11. LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of any such Person (each of the foregoing, an "AFFILIATE TRANSACTION"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Borrower or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Subsidiary with an unrelated Person on an "arms-length basis" and (ii) the Borrower delivers to the Lenders with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $250,000, a resolution of its board of directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of its board of directors, PROVIDED that the foregoing restrictions shall not apply to
(x) transactions between or among the Borrower and its Subsidiaries not otherwise prohibited by this Agreement, and (y) transactions pursuant to agreements entered into or in effect on the Closing Date and set forth in
SCHEDULE 4.11.

              SECTION 4.12. LINE OF BUSINESS; LIMITATION ON BORROWER'S ACTIVITIES. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, engage to any material extent in any line of business other than the businesses conducted on the Closing Date and extensions or ancillary businesses that are not, individually or in the aggregate, material to the Borrower and its Subsidiaries taken as a whole.

              SECTION 4.13. LIENS. The Borrower shall not directly or indirectly, create, incur, assume or suffer to exist any Lien or Encumbrances on any asset now owned or hereafter acquired by the Borrower, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

              SECTION 4.14. STAY, EXTENSION AND USURY LAWS. The Borrower and each of the Guarantors covenants (to the extent that they may lawfully do so) that it shall not, and shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants in or the performance of this Agreement or any other Loan Document; and the Borrower waives, and agrees to cause its Subsidiaries to waive (to the extent that they may lawfully do so), all benefit or advantage of any such law, and covenants that it shall not, and shall not permit its Subsidiaries to, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Lenders, but shall suffer and permit, and shall cause its Subsidiaries to suffer and permit, the execution of every such power as though no such law has been enacted.

              SECTION 4.15. OBLIGATIONS AND TAXES. The Borrower shall, and shall cause its Subsidiaries to, pay its Indebtedness and other Obligations promptly and in accordance with their terms and pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all material lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien or Encumbrance upon such properties or any part thereof; PROVIDED, HOWEVER, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien or Encumbrance.

              SECTION 4.16. SUBSCRIBERS. The Borrower shall maintain a total of 100,000 or more paying dial up subscribers with the Borrower regarding the provision of any Internet services, in each case, for a customary fee.

              SECTION 4.17. ADDITIONAL GUARANTEES AND SUBSIDIARY PLEDGE AND SECURITY AGREEMENT. If the Borrower or any of its Subsidiaries shall acquire or create another Subsidiary after the date hereof, then such newly acquired or created Subsidiary (i) shall become a Guarantor, shall execute and deliver a notation of Guarantee on the date of such acquisition or creation, as applicable, and shall become a party to this Agreement by executing a joinder agreement in form and substance satisfactory to the Administrative Agent, (ii) shall become a party to the Subsidiary Pledge and Security Agreement or execute and deliver to the Administrative Agent an agreement similar to the Subsidiary Pledge and Security Agreement, in form and substance satisfactory to the Administrative Agent and (iii) in the case of clauses (i) and/or (ii) deliver an Opinion of Counsel to the Administrative Agent in form and substance satisfactory to the Administrative Agent.

              SECTION 4.18. YEAR 2000 COMPLIANCE. The Borrower shall promptly notify the Administrative Agent in the event the Borrower discovers or determines that any computer application (including those of its suppliers, vendors and customers) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

              SECTION 4.19. MATERIAL CONTRACTS. The Borrower shall not amend, modify, supplement or restate any Material Contract.

                                   ARTICLE V.
                                   CONDITIONS

              The obligation of each of the Lenders to make Term Loans is subject to (i) the representations and warranties of the Borrower and each of the Guarantors in Article III being true, correct and complete in all respects on and as of the Closing Date to the same extent as though made on and as of the Closing Date, (ii) on or prior to the Closing Date, the Borrower and each such Guarantor, as the case may be, having performed and complied with all covenants and conditions to be performed and observed by it under this Agreement and the other Loan Documents on or prior to the Closing Date and (iii) the prior or concurrent satisfaction of each of the following conditions:

              SECTION 5.1. CORPORATE AND OTHER PROCEEDINGS; OTHER LOAN DOCUMENTS. On or before the Closing Date, all corporate and other proceedings taken or to be taken in connection with this Agreement and the other the Loan Documents and all documents incidental thereto not previously found acceptable by the Administrative Agent shall be satisfactory in form and substance to the Administrative

Agent, and the Administrative Agent shall have received on behalf of the Lenders the following items, each of which shall be in form and substance satisfactory to the Administrative Agent and, unless otherwise noted, dated the Closing Date:

              (a) a certified copy of the Borrower's and each of the Guarantor's charters, in each case together with a certificate of status, compliance, good standing or like certificate with respect to the Borrower and each Guarantor issued by the appropriate government officials of the respective jurisdiction of its formation, each to be dated a recent date prior to the Closing Date;

              (b) a copy of the Borrower's and each of the Guarantor's bylaws, in each case certified as of the Closing Date by its respective Secretary or one of its Assistant Secretaries;

              (c) resolutions of the Borrower's and each of the Guarantor's Boards of Directors approving and authorizing the execution, delivery and performance of this Agreement, each of the other Loan Documents, as applicable, and any other documents, instruments and certificates required to be executed by the Borrower or such Guarantor in connection herewith or therewith and approving and authorizing the execution, delivery and payment of the Term Notes and the consummation of the transactions contemplated thereby, each certified as of the Closing Date by its respective Secretary or one of its Assistant Secretaries as being in full force and effect without modification or amendment;

              (d) signature and incumbency certificates of the Borrower's and each of the Guarantor's Officers executing this Agreement, the Term Notes, the other Loan Documents to which it is a party and any other documents executed in connection therewith;

              (e) original executed copies of this Agreement and the Term Notes drawn to the order of the Lenders;

              (f) a notation of Guarantee, executed and delivered by each Guarantor, dated the date of this Agreement, substantially in the form set forth in EXHIBIT D hereto, as applicable;

              (g) an Officers' Certificate from the Borrower and each of the Guarantors to the effect that (i) the representations and warranties in Article III are true, correct and complete in all respects on and as of the Closing Date to the same extent as though made on and as of that date, (ii) on or prior to the Closing Date, the Borrower or such Guarantor, as the case may be, has performed and complied with all covenants and conditions to be performed and observed by it under this Agreement and the other Loan Documents to which it is a party on or prior to the Closing Date and (iii) all conditions to the consummation of the transactions contemplated hereby have been satisfied on the terms set forth in the documentation relating thereto and have not been waived or amended without the Administrative Agent's prior written consent;

              (h) original copies of each of the other Loan Documents executed by each of the parties thereto; and

              (i) original executed copies of the UCC-1's to be filed in connection with the Security Agreements.

              SECTION 5.2. NO MATERIAL LOSS. Neither the Borrower nor any of its Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Administrative Agent, has had or is reasonably likely to have a Material Adverse Effect; there shall not have been, in the sole judgment of the

Administrative Agent, any material adverse change, or any development involving a prospective material adverse change, in the business, condition (financial or other), results of operations, management, prospects or value of the Borrower and its Subsidiaries, taken as a whole.

              SECTION 5.3. NO EVENT OF DEFAULT. No event shall have occurred and be continuing or would result from the consummation of the transactions contemplated hereby that would constitute an Event of Default.

              SECTION 5.4. NO CHANGES IN FINANCIAL MARKETS. No material adverse change in the financial or capital markets shall have occurred which, in the sole judgment of the Administrative Agent, would make it impractical or inadvisable to proceed with the funding of the Term Loans, and no banking moratorium shall have been declared by Federal or New York State banking officials.

              SECTION 5.5. DELIVERY OF OPINIONS. The Administrative Agent shall have received originally executed copies of one or more favorable written opinions of (i) Cantey & Hanger, L.L.P., counsel for the Borrower and the Guarantors, in the form of EXHIBIT E hereto and addressed to the Lenders, and
(ii) such other opinions of counsel and such certificates or opinions of accountants, appraisers or other professionals as the Administrative Agent shall have reasonably requested, in the case of clauses (i) and/or (ii) in form and substance satisfactory to the Administrative Agent.

              SECTION 5.6. ADMINISTRATIVE AGENT'S EXPENSES. On or before the Closing Date, upon receipt of a billing statement on invoice, the Borrower shall have reimbursed the Administrative Agent for its out-of-pocket costs and expenses incurred in connection with this Agreement and the other Loan Documents and in connection with the transactions contemplated hereby and thereby.

              SECTION 5.7. FEES AND EXPENSES OF COUNSEL FOR LENDERS. On or before the Closing Date, upon receipt of a billing statement or invoice, the Borrower shall have paid the fees and expenses of Latham & Watkins, counsel for the Lenders, incurred in connection with the preparation, negotiation, execution and delivery of this Agreement, the other Loan Documents, the documents, certificates and opinions delivered in connection herewith and therewith and in connection with the transactions contemplated hereby and thereby. Such payment shall be made by wire transfer of immediately available funds to an account designated in writing by Latham & Watkins.

              SECTION 5.8. CONSENTS AND APPROVALS. On or before the Closing Date, all governmental, shareholder and third-party consents and approvals necessary or desirable in connection with the transactions contemplated hereby shall have been obtained, including, but not limited to, the consent and waiver of Ascend Communications, Inc. relating to the Ascend Note and the consent and waiver relating to any preemptive rights; all such consents and approvals shall be in full force and effect; and all applicable waiting periods shall have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on the transactions or that could seek or threaten any of the foregoing. Copies of all such authorizations, consents and approvals shall have been delivered to the Administrative Agent on the Closing Date.

              SECTION 5.9. MARGIN REGULATIONS. The making of the Term Loans in the manner contemplated in this Agreement shall not violate the applicable provisions of Regulation T, U or X of the Board or any other regulation of the Board.

                                   ARTICLE VI.
        TRANSFER OF THE TERM LOANS, THE INSTRUMENTS EVIDENCING SUCH TERM
      LOANS AND THE SECURITIES; REPRESENTATIONS OF LENDERS; PARTICIPATIONS

              SECTION 6.1. TRANSFER OF THE TERM LOANS, THE INSTRUMENTS EVIDENCING THE TERM LOANS AND THE SECURITIES. Each Lender acknowledges that none of the Term Loans, the instruments evidencing such Term Loans and the Securities have been registered under the Securities Act and represents and agrees that it is acquiring the Term Loans, the instruments evidencing such Term Loans and the Securities for its own account and that it will not, directly or indirectly, transfer, sell, assign, pledge or otherwise dispose of its Term Loans, the instruments evidencing such Term Loans or the Securities (or any interest therein) unless such transfer, sale, assignment, pledge or other disposition is made (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an available exemption from registration under, and otherwise in compliance with, the Securities Act. Each Lender represents, warrants, covenants and agrees to and with the Borrower and each Guarantor that it is either (i) a qualified institutional buyer within the meaning of Rule 144A under the Securities Act acting for its own account or the account of one or more other qualified institutional buyers, and is aware that the Borrower and each Guarantor may rely upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A thereunder or (ii) an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act. Each Lender acknowledges that the instruments evidencing the Term Loans and the Securities will bear a legend restricting the transfer thereof in accordance with the Securities Act.

              Subject to the provisions of the previous paragraph, the Borrower and each Guarantor agrees that, with the consent of the Administrative Agent, each Lender will be free to sell or transfer all or any part of the Term Loans, the instruments evidencing the Term Loans or the Securities (including, without limitation, participation interests in the Term Loans) to any third party and to pledge any or all of the Securities to any commercial bank or other institutional lender; provided, however: (i) in no event shall there be more than five (5) such purchasers, transferees, or participants at any one time; and
(ii) in no event shall any Lender be permitted to make any such sale, transfer or other disposition to a third party who is not either a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act or an institutional "accredited investor" within the meaning of Rule 501(a)(1)(2(3) or (7) under the Securities Act. Any sale, transfer or other disposition by any Lender shall be exempt from the registration requirements of the Securities Act.

              SECTION 6.2. PERMITTED ASSIGNMENTS. Subject to the provisions of
SECTION 6.1, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or any part of its rights and obligations hereunder and under the other Loan Documents. Such assignment shall be made pursuant to an Assignment and Acceptance substantially in the form of EXHIBIT A or in such other form as may be agreed to by the parties thereto. The consent of the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. Such consent shall not be unreasonably withheld or delayed.

              SECTION 6.3. PERMITTED PARTICIPANTS; EFFECT. Subject to the provisions of SECTION 6.1, (a) any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Term Loan owing to such Lender, any Term Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents; PROVIDED that the aggregate amount of such participating interest shall not be less than $1,000,000. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Term Loans and the holder of any Term
Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

              (b) Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Term Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Term Loan or Commitment, extends the Maturity Date, postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, any such Term Loan or Commitment or releases any guarantor of any such Term Loan or releases all or substantially all of the collateral, if any, securing any such Term Loan.

              (c) The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in SECTION 2.7 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in SECTION 2.7 with respect to the amount of participating interests sold to each Participant. The Lender agree to share with each Participant, and each Participant, by exercising the right of setoff provided in SECTION 2.7, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with SECTION 2.7 as if each Participant were a Lender.

              SECTION 6.4. DISSEMINATION OF INFORMATION. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries. Each Lender covenants and agrees that it will obtain the agreement and covenant of such Transferee or prospective Transferee that such Person shall not utilize such information in violation of any federal or state securities laws.

              SECTION 6.5. REPLACEMENT TERM NOTES UPON TRANSFER OR EXCHANGE. Upon surrender of any Term Notes by any Lender in connection with any permitted transfer or exchange, the Borrower will execute and deliver in exchange therefor a new Term Note or Term Notes of the same aggregate tenor and principal amount, payable to the order of such Persons and in such denominations as such Lender may request. The Borrower may require payment by such Lender of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer.

              SECTION 6.6. REGISTER. The Administrative Agent on behalf of the Borrower shall maintain a register (the "LOAN REGISTER") of the principal amount of the Term Loans held by each Lender and any interest due and payable with respect thereto. The Administrative Agent will allow any Lender to inspect and copy such register at the Administrative Agent's principal place of business during normal business hours.

                                  ARTICLE VII.
                                EVENTS OF DEFAULT

              SECTION 7.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT: "

              (a) any representation or warranty made or deemed made by the Borrower or any of its Subsidiaries herein or in any other Loan Document or in any certificate, document or financial or other statement furnished by any of them at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

              (b) the Borrower defaults in the payment of the principal of or Applicable Repayment Fee or premium on any of the Term Loans when the same shall become due and payable, whether at its Maturity Date, upon acceleration, upon redemption, or otherwise;

              (c) the Borrower defaults in the payment of any interest upon any of the Term Loans when the same becomes due and payable and such default continues for five calendar days;

              (d) the Borrower defaults in the payment of any other Obligations payable under this Agreement or any of the other Loan Documents and such default continues for five calendar days following the earlier to occur of (x) discovery of such default by the Borrower and (y) the date on which notice of such default is received by the Borrower from the Administrative Agent or any Lender;

              (e) the Borrower or any of its Subsidiaries fails to observe or perform any of its covenants or agreements contained in Article IV and, with respect to SECTIONS 4.1, 4.2, 4.4, 4.5, 4.6, 4.15, 4.16, 4.17, and 4.18, such failure continues for a period of 10 days following the earlier to occur of (x) discovery of such failure by the Borrower and (y) the date on which notice of such failure is received by the Borrower from the Administrative Agent or any Lender;

              (f) the Borrower or any of its Subsidiaries fails to observe or perform any of its covenants or agreements (other than those set forth in clause
(e) above) contained in any of the Loan Documents, and such failure continues for a period of 30 days following the earlier to occur of (x) discovery of such failure by the Borrower and (y) the date on which notice of such failure is received by the Borrower from the Administrative Agent;

              (g) a default occurs under any mortgage, indenture or instrument under which there is or may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Borrower or any of its Subsidiaries (including, without limitation, the Ascend Note and the Convertible Notes) (or the payment of which is guaranteed by the Borrower or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Agreement, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a default described in clause (a) above or the maturity of which has been so accelerated aggregates $500,000;

              (h) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Borrower or any of its Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, if the aggregate of all such undischarged judgments exceeds $500,000;

              (i) the Borrower or any of its Subsidiaries that, taken as a whole, would constitute a material subsidiary pursuant to or within the meaning of any Bankruptcy Law:

              (i)    commences a voluntary case,

              (ii) consents to the entry of an order for relief against it in an involuntary case,

              (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

              (iv) makes a general assignment for the benefit of its creditors, or

              (v) generally is not paying its debts as they become due; or

              (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

              (i) is for relief against the Borrower or any of its Subsidiaries that, taken as a whole, would constitute a material subsidiary in an involuntary case;

              (ii) appoints a Custodian of the Borrower or any of its Subsidiaries that, taken as a whole, would constitute a material subsidiary or for all or substantially all of the property of the Borrower or any of its Subsidiaries that, taken as a whole, would constitute a material subsidiary; or

              (iii) orders the liquidation of the Borrower or any of its Subsidiaries that, taken as a whole, would constitute a material subsidiary;

       and the order or decree remains unstayed and in effect for 60 consecutive days;

              (k) Any material covenant, agreement or obligation of the Borrower or any Guarantor contained in or evidenced by any of the Loan Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; the Borrower or any Guarantor shall deny or disaffirm in writing its obligations under any of the Loan Documents or any Liens granted in connection therewith.

              (l) the Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under a Multiemployer Plan;
(ii) the Borrower or any ERISA Affiliate shall fail to satisfy its contribution requirements under Section 412(c)(11) of the Code, whether or not it has sought a waiver under Section 412(d) of the Code; (iii) in the case of an ERISA Event involving the withdrawal from a Plan of a "substantial employer" (as defined in Section 4001(a)(2) or Section 4062(e) of ERISA), the withdrawing employer's proportionate share of that Plan's Unfunded Pension Liabilities is more than $500,000; (iv) in the case of an ERISA Event involving the complete or partial withdrawal from a Multiemployer Plan, the withdrawing employer has incurred a withdrawal liability in an aggregate amount exceeding $500,000; (v) in the case of an ERISA Event not described in clause (iii) or (iv), the Unfunded Pension Liabilities of the relevant Plan or Plans exceed $500,000; (vi) a Plan that is intended to be qualified under
Section 401(a) of the Code shall lose its qualification, and with respect to such loss of qualification, the Borrower or ERISA Affiliate can reasonably be expected to be required to pay (for additional taxes, payments to or on behalf of Plan participants, or otherwise) an aggregate amount exceeding $500,000; or
(vii) the occurrence of any combination of events listed in clauses (iii) through (vi) that involves a net increase in aggregate Unfunded Pension Liabilities and unfunded liabilities in excess of $500,000;

              (m) any one of the three following individuals shall either: (i) become deceased; (ii) become unable to work for a period of two consecutive months or more; or (iii) cease to be employed by Borrower in their respective capacities as of the Closing Date: M. Scott Leslie, Albert Lee Thurburn and Andrew N. Jent, and a replacement satisfactory to the Majority Lenders has not been appointed by Borrower within 30 days; PROVIDED, HOWEVER, that with respect to Mr. Thurburn it shall not be an Event of Default hereunder so long as he is employed by the Borrower in one of the following capacities: the Chairman of the Board or the Chief Executive Officer; or

              (n) a Change of Control shall have occurred.

              SECTION 7.2. ACCELERATION. If any Event of Default (other than an Event of Default specified in SECTION 7.1(I) or 7.1(j)) occurs and is continuing, the Lenders holding at least 25% in aggregate principal amount of the then outstanding Term Loans may, by written notice to the Borrower, declare the unpaid principal of and any accrued and unpaid interest and fees on all of the Term Loans to be immediately due and payable. Upon such declaration, all Obligations in respect of the Term Loans shall become immediately due and payable immediately. If an Event of Default specified in SECTION 7.1(I) or 7.1(j) occurs, all Obligations in respect of the Loans shall IPSO FACTO become and be immediately due and payable without any declaration, notice or other act on the part of any Lender.

              SECTION 7.3. RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to the Lenders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

              SECTION 7.4. DELAY OR OMISSION NOT WAIVER. No delay or omission by any Lender to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this
Article VII or by law to the Lender may be exercised from time to time, and as often as may be deemed expedient, by the Lender.

              SECTION 7.5. WAIVER OF PAST DEFAULTS. Subject to SECTION 11.3, the Majority Lenders by written notice to the Borrower may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

              SECTION 7.6. RIGHTS OF LENDERS TO RECEIVE PAYMENT. Notwithstanding anything to the contrary contained in this Agreement, the right of any Lender to receive payment of principal of, premium, if any, and interest on the Term Loans and Term Notes held by such Lender, on or after the respective due dates expressed in this Agreement or the Term Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Lender.

                                  ARTICLE VIII.
                                    GUARANTEE

              SECTION 8.1. THE GUARANTEE.

              (a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the full and punctual payment (whether at the Maturity Date, upon acceleration or otherwise) of the principal of and interest, fees and Applicable Repayment Fees on the Term Loans and the Term Notes, and the full and punctual payment of all other Obligations of the Borrower under this Agreement, the Term Notes and the other Loan Documents, including all costs of collection and enforcement thereof and interest thereon which would be owing by the Borrower but for the effect of any Bankruptcy Law (collectively, the "GUARANTEED OBLIGATIONS"). Each Guarantor understands, agrees and confirms that each of the Lenders may enforce this Guarantee up to the full amount guaranteed by each Guarantor hereunder against each Guarantor without proceeding against any other obligor or against any security for the Guaranteed Obligations. All payments made by each Guarantor under this Guarantee shall be paid at the place and in the manner specified in SECTION 2.6. Each Guarantor agrees that this is a continuing Guarantee of payment and not merely a Guarantee of collection.

              (b) The obligations of each Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

              (i) any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation of the Borrower under this Agreement, the Term Notes or any other Loan Document, by operation of law or otherwise;

              (ii) any modification or amendment of or restatement of or supplement to this Agreement, the Term Notes or any of the other Loan Documents;

              (iii) any release, non-perfection or invalidity of any direct or indirect security for, or any other Person's guarantee of, any of the Guaranteed Obligations;

              (iv) any change in the corporate existence, structure or ownership of the Borrower or any other guarantor of the Borrower's Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any obligor or any of their respective assets or any resulting release or discharge of any Obligation of the Borrower contained in this Agreement or any other Loan Documents;

              (v) the existence of any claim, set-off or other rights which any obligor may have at any time against the Borrower or any other Person, whether in connection herewith or with any unrelated transactions, PROVIDED that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

              (vi) any invalidity or unenforceability relating to or against the Borrower for any reason of this Agreement, the Term Notes or any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of the principal of, interest, Applicable Repayment Fee, premium or fees on the Term Loans or any other amount payable by the Borrower under this Agreement, the Term Notes or any of the other Loan Documents; or

              (vii) any other act or omission to act or delay of any kind by the Borrower or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of Guaranteed Obligations hereunder.

              (c) Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Borrower, any right to require a proceeding first against the Borrower or another obligor, protest, notice and all demands whatsoever and covenants that, subject to this Article VIII, this Guarantee shall not be discharged except by complete payment and performance of all Guaranteed Obligations.

              (d) If any Lender is required by any court or otherwise to return to the Borrower or any Guarantor, or any Custodian for the Borrower or any of the other obligors or their respective assets, any amount paid to any Lender, this Guarantee, to the extent of the amount so returned, shall be reinstated in full force and effect.

              (e) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Lenders in respect of any Guaranteed Obligations until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that (i) the maturity of the Guaranteed Obligations may be accelerated as provided in SECTION 7.2 notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in SECTION 7.2, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

              SECTION 8.2. LIMITATION ON LIABILITY. Each Guarantor and, by its acceptance of any Term Note, each Lender, hereby confirms that it is the intention of all such parties that this Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar law to the extent applicable to this Guarantee. To effectuate the foregoing intention, the Lenders and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guarantee shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of each Guarantor that are relevant under such laws, result in the Obligations of each Guarantor under the Guarantee not constituting a fraudulent transfer or conveyance.

              SECTION 8.3. STAY OF ACCELERATION. In the event that acceleration of the time for payment of any Guaranteed Obligation is stayed upon insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement and the Term Notes shall nonetheless by payable by the Guarantors forthwith on demand by any Lender.

                                   ARTICLE IX.
                                    INDEMNITY

              SECTION 9.1. INDEMNIFICATION. The Borrower and each Guarantor (each, an "INDEMNIFYING PARTY" and, collectively, the "INDEMNIFYING PARTIES") jointly and severally agree to indemnify and hold harmless each Lender and their respective controlling persons and Affected Parties and each director, officer, employee, affiliate and agent thereof (each, an "INDEMNIFIED PARTY") from and against any and all losses, claims, damages and liabilities, joint or several, to which any Indemnified Party may become subject relating to or arising out of or in connection with the transactions contemplated by this Agreement (including the use of the proceeds of the Term Loans) or any other Loan Document or the Transactions contemplated hereby or thereby, and to reimburse each Indemnified Party, promptly upon demand, for expenses (including counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened loss, claim, damage or liability, or any litigation, proceeding or other action in respect thereof, including any amount paid in settlement of any litigation, proceeding or other action (commenced or threatened) to which the Indemnifying Parties shall have consented in writing (such consent not to be unreasonably withheld) whether or not any Indemnified Party is a party and whether or not liability resulted; PROVIDED, HOWEVER, that the indemnity contained in this SECTION 9.1 will not apply to any Indemnified Party with respect to losses, claims, damages, liabilities or related expenses arising from the willful misconduct or gross negligence of such Indemnified Party.

              SECTION 9.2. INDEMNITY NOT AVAILABLE. If indemnification were for reason of public policy not to be available, the Indemnifying Parties, on the one hand, and the Lenders, on the other hand, agree to contribute (in proportion to their respective Commitments in the case of the Lenders) to the losses, claims, damages, liabilities or expenses (or any investigation, claim, litigation, proceeding or other action (collectively, an "ACTION") in respect thereof) for which such indemnification is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Indemnifying Parties, on the one hand, and the Lenders, on the other hand, in connection with the matter giving rise to such losses, claims, damages, liabilities or expenses (or actions in respect thereof). The Borrower and each Guarantor agree that for the purposes of this SECTION 9.2 the relative benefits to the Borrower and its Subsidiaries on the one hand, and the Indemnified Parties on the other hand, of the transactions contemplated by this Agreement, including, without limitation, the Term Loans and the other transactions contemplated by any of the Loan Documents in any way relating to any Term Loan, including the use of the proceeds of the Term Loans shall be deemed to be in the same proportion that the proceeds of all Term Loans made or to be made to the Borrower bears to the interest and fees paid or to be paid to the Lenders in connection with the Term Loans; PROVIDED, HOWEVER, that, to the extent permitted by applicable law, in no event shall the Indemnified Parties be required to contribute an aggregate amount in excess of the aggregate interest and fees actually paid to the Lenders in connection with the Term Loans. The foregoing contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise. No investigation or failure to investigate by any Indemnified Party shall impair the foregoing indemnification and contribution agreement or any right an Indemnified Party may have.

              SECTION 9.3. SETTLEMENT OF CLAIMS. The Borrower and each Guarantor agree that, neither it nor any of its Subsidiaries will settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification or contribution could be sought under SECTION 9.1 or 9.2 (whether or not any indemnified Party is an actual or potential party to such claim, action or proceeding) without the prior written consent of the Indemnified Parties, unless such settlement, compromise or consent includes an unconditional release of each Indemnified

Party from all liability arising out of such claim, action or proceeding, which consent shall not be unreasonably withheld.

              SECTION 9.4. APPEARANCE EXPENSES. If an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Borrower, any Guarantor or any Affiliate thereof in which such Indemnified Party is not named as a defendant, the Borrower agrees to reimburse such Indemnified Party for all reasonable expenses incurred by it in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

              SECTION 9.5. SURVIVAL OF INDEMNIFICATION. The provisions contained in this Article IX shall remain in full force and effect whether or not any of the transactions contemplated hereby are consummated and notwithstanding the termination of this Agreement or the payment in full of all Obligations hereunder.

              SECTION 9.6. LIABILITY NOT EXCLUSIVE; PAYMENTS. The agreements of each Indemnifying Party in this Article IX shall be in addition to any liability that each may otherwise have. All amounts due under this Article IX shall be payable as incurred upon written demand therefor.

                                     ARTICLE X.
                              THE ADMINISTRATIVE AGENT

              SECTION 10.1. APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

              SECTION 10.2. DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

              SECTION 10.3. EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement, opinion or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this

Agreement or any other Loan Document or for any failure of the Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

              SECTION 10.4. RELIANCE BY THE ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Term Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of the Term Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

              Section 10.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender, the Borrower or any of its Subsidiaries referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

              SECTION 10.6. NON-RELIANCE ON THE ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition, prospects and credit worthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender confirms that it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition, prospects and credit worthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lender by the Administrative Agent hereunder, the Administrative Agent shall have no any duty or responsibility to provide any Lenders with any credit or other information concerning the business, operations, property, financial or other condition, prospects or credit worthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

              SECTION 10.7. INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower or any of its Subsidiaries and without limiting the obligation of the Borrower and any of its Subsidiaries to do so), ratably according to their respective Commitments in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (include, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any other Loan Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing, PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other Obligations payable hereunder.

              SECTION 10.8. ADMINISTRATIVE AGENT, IN ITS INDIVIDUAL CAPACITIES. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not acting in such capacities hereunder and under the other Loan Documents. With respect to the Term Loans made or renewed by it and the Term Note issued to it the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

              SECTION 10.9.   SUCCESSOR ADMINISTRATIVE AGENT.

              (a) The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent, shall succeed to the rights, powers and duties of the Administrative Agent, hereunder. Effective upon such appointment and approval, the term "Administrative Agent" shall mean and include such successor agent, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

              (b) Upon the assignment by Goldman Sachs Credit Partners L.P., acting in its capacity as Lender hereunder, of any of its rights and obligations hereunder to a Purchaser, such Purchaser may simultaneously with such assignment replace Goldman Sachs Credit Partners L.P., acting in its capacity as Administrative Agent hereunder, as the Administrative Agent hereunder.

              SECTION 10.10. DUTIES OF ADMINISTRATIVE AGENT. Except as expressly set forth herein, the Administrative Agent, in its capacity as such, shall have no duties or responsibilities, and shall incur no liabilities, under this Agreement or the other Loan Documents.


                                   ARTICLE XI.
                                  MISCELLANEOUS

              SECTION 11.1. EXPENSES; DOCUMENTARY TAXES. The Borrower and the Guarantors hereby jointly and severally agree to pay (a) all out-of-pocket expenses (including, without limitation, expenses incurred in connection with due diligence of the Lenders) associated with the preparation, execution and delivery, administration, waiver, enforcement or modification and enforcement of the documentation contemplated hereby and (b) the fees and disbursements of legal counsel to the Lenders in connection with the transactions contemplated herein, including in each case those incurred prior to the date hereof. The Borrower and the Guarantors hereby jointly and severally agree to indemnify the Lenders against any transfer taxes, documentary taxes, assessments or charges made by any Governmental Entity by reason of the execution and delivery, or the terms, of this Agreement or any of the other Loan Documents.

              Section 11.2. notices. All notices and other communications pertaining to this Agreement or any Term Note shall be in writing and shall be delivered (a) in person (with receipt acknowledged), (b) by facsimile (confirmed immediately in writing by a copy mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as hereafter set forth), (c) by registered or certified mail, return receipt requested, postage prepaid, or (d) by overnight courier, addressed as follows:

                     (i)      If to the Administrative Agent, to it at:

                              85 Broad Street, 14th Floor
                              New York, New York  10004
                              Attention: Richard Katz
                              Telephone: 212-902-5492
                              Facsimile No.:  (212) 357-4451

                              WITH A SEPARATE COPY TO EACH OF:

                              Goldman Sachs Credit Partners L.P.
                              85 Broad Street, 14th Floor
                              New York, New York 10004
                              Attention: Melissa Fisher
                              Telephone: 212-902-6525
                              Telefax: 212-357-4451

                              Goldman Sachs Credit Partners L.P.
                              85 Broad Street, 6th Floor

                              New York, New York 10004
                              Attention: Lola Small
                              Telephone: 212-902-4599
                              Telefax: 212-357-4597

                              Latham & Watkins

                              885 Third Avenue, Suite 1000
                              New York, New York 10022
                              Attention:  Kirk A. Davenport
                              Telephone: 212-906-1200
                              Facsimile No.:  (212) 751-4864

                     (ii) If to any Lenders, to it at its address set forth on the signature pages hereto:

                     (iii)    If to the Borrower or any Guarantor, to it at:

                              1812 North Forest Park Blvd.

                              Fort Worth, Texas  76102
                              Attention:  M. Scott Leslie, President
                              Facsimile No.:  (817) 870-0296

                              WITH A COPY TO:

                              Cantey & Hanger, L.L.P.

                              801 Cherry Street
                              Suite 2100
                              Fort Worth, Texas  76102
                              Attention:  Dean A. Tetirick
                              Facsimile No.:  (817) 877-2807

or to such other Person or address as shall be furnished in writing delivered to the other parties in compliance with this Section.

              SECTION 11.3. CONSENT TO AMENDMENTS AND WAIVERS.

              (a) Except as provided in SECTION 11.3(B), this Agreement and the Term Notes may be amended or supplemented with the consent of the Borrower, each Guarantor and the Majority Lenders and any existing default or compliance with any provision of this Agreement or the Term Notes may be waived with the consent of the Majority Lenders. Term Notes held by the Borrower or any of its Affiliates will not be deemed to be outstanding for purposes of this SECTION 11.3.

              (b) Notwithstanding the provisions of SECTION 11.3(A), without the consent of each Lender affected thereby, an amendment or waiver may not: (i) reduce the principal amount of any Term Loan, (ii) change the fixed maturity of any Term Loan, (iii) reduce the rate of or change the time for payment of interest on any Term Loan, (iv) waive a Default or Event of Default in the payment of principal of, Applicable Repayment Fee, or premium, fees or interest, if any, on the Term Loans or any other amounts payable under any of the Loan Documents, (v) make any Loan payable in money other than that stated in the applicable Term Loan, (vi) make any change in the provisions of this Agreement relating to the rights of Lenders to receive (A) prepayments on, or (B) payments of principal of,

Applicable Repayment Fee, premium, if any, or interest on, the Term Loans, (vii) release any Guarantor from its Guarantee except as provided herein or (viii) make any change in the foregoing amendment and waiver provisions.

              (c) The Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Lender for or as an inducement to any consent, waiver or amendment permitted by SECTION 11.3(A) unless such consideration is offered to be paid and is paid to all Lenders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

              SECTION 11.4. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Administrative Agent, each Lender, the Borrower, each Guarantor and each of their respective successors and assigns. Except as expressly provided in this Agreement, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. Except as expressly provided in this Agreement, this Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Affected Parties and their respective successors and assigns, and for the benefit of no other Person.

              SECTION 11.5. NEW YORK LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT AND THE TERM NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE BORROWER, EACH GUARANTOR AND EACH OF THE LENDERS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY (EACH, A "NEW YORK COURT") FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE TERM NOTES, THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE BORROWER, EACH GUARANTOR AND EACH OF THE LENDERS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE BORROWER, EACH GUARANTOR AND EACH OF THE LENDERS IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE TERM NOTES, THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

              SECTION 11.6. REPLACEMENT TERM NOTES. If any Term Note becomes mutilated and is surrendered by the applicable Lender to the Borrower, or if any Lender claims that any of its Term Notes has been lost, destroyed or wrongfully taken, the Borrower shall execute and deliver to such Lender a replacement Term Note, upon the delivery by such Lender of an indemnity to the Borrower to save it and any agent of it harmless in respect of such loss, destruction or wrongful taking with respect to such Term Note.

              SECTION 11.7. APPOINTMENT OF AGENT FOR SERVICE. The Borrower designates and appoints CT Corporation System and such other Persons as may irrevocably agree in writing to serve as their respective agent to receive on their behalf service of all process in any proceedings in any New

York Court, such service being hereby acknowledged by the Borrower to be effective and binding in every respect. If any agent appointed by a the Borrower refuses to receive and forward such service, that the Borrower hereby agrees that service upon it by mail shall constitute sufficient service.

              SECTION 11.8. MARSHALLING; RECAPTURE. Neither the Administrative Agent nor any Lender shall be under any obligation to marshall any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent any Lender receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or its estate, trustee, receiver, custodian or any other party under any Bankruptcy Law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of Borrower to such Lenders as of the date such initial payment, reduction or satisfaction occurred.

              SECTION 11.9. LIMITATION OF LIABILITY. No claim may be made by the Borrower, any Guarantor or any other Person against the Administrative Agent or any Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any theory of liability arising out of or related to the transactions contemplated by this Agreement or the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower and each Guarantor hereby waive, release and agree not to sue and shall cause each of its respective Subsidiaries to waive, release or agree not to sue (if required), upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

              SECTION 11.10. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

              SECTION 11.11. CURRENCY INDEMNITY. The Borrower acknowledges and agrees that this is a credit transaction where specification of dollars is of the essence and dollars shall be the currency of account and payment in all events. If, pursuant to a judgment or for any other reason, payment shall be made in another currency and such payment, after prompt conversion to dollars and transfer to New York City in accordance with normal banking procedures, falls short of the sum due the Lenders in dollars, the Borrower shall pay the Lenders such shortfall and the Lender shall have a separate cause of action for such amount.

              SECTION 11.12. WAIVER OF IMMUNITY. To the extent that the Borrower or any Guarantor has or hereafter may acquire any immunity from:

              (a) the jurisdiction of any court of (i) any jurisdiction in which the Borrower or any Guarantor owns or leases property or assets or (ii) the United States, the State of New York or any political subdivision thereof; or

              (b) from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property and assets, this Agreement, any Loan Document or actions to enforce judgments in respect of any thereof, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced document.

              SECTION 11.13. FREEDOM OF CHOICE. The submission to the jurisdiction of the courts referred to in this Article XI shall not (and shall not be construed so as to) limit the right of any Lender to take proceedings against the Borrower or any Guarantor in the courts of any country in which the Borrower or such Guarantor has assets or in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

              SECTION 11.14. SUCCESSORS AND ASSIGNS. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants and agreements of the Borrower and each Guarantor in this Agreement shall bind their respective successors and assigns. Neither the Borrower nor any Guarantor may assign or transfer any of its rights or obligations hereunder (by operation of law or otherwise) without the prior written consent of the Majority Lenders. Any assignment by any Lenders must be made in compliance with Article 6 hereof.

              SECTION 11.15. MERGER. This Agreement and the other Loan Documents constitutes the entire contract among the parties relating to the subject matter hereof and thereof and supersedes any and all previous agreements among the parties relating to the subject matter hereof and thereof.

              SECTION 11.16. SEVERABILITY CLAUSE. In case any provision in this Agreement or any Term Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective in such jurisdiction only to the extent of such invalidity, illegality or unenforceability.

              SECTION 11.17. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in or incorporated into this Agreement, or contained in Officers' Certificates submitted pursuant hereto, shall remain operative and in full force and effect until all Obligations under all of the Loan Documents have been repaid in full, regardless of any investigation made by or on behalf of the Lenders or any controlling Person of the Lenders, or by or on behalf of the Borrower or any controlling Person of the Borrower, and shall survive delivery of the Term Notes. Each of the Schedules of this Agreement shall be deemed to include and incorporate all disclosures made on the other Schedules to this Agreement.

                            [SIGNATURE PAGES FOLLOW]

              IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                       FLASHNET COMMUNICATIONS, INC.,

                                       as Borrower

                                       By: /s/ M. Scott Leslie
                                          ------------------------------------

                                          Name:  M. Scott Leslie
                                          Title: President and Secretary

                                       FLASHNET MARKETING, INC.,

                                       as Guarantor

                                       By: /s/ M. Scott Leslie
                                          ------------------------------------

                                          Name:  M. Scott Leslie
                                          Title: President and Treasurer

                                       FLASHNET TELECOM, INC.,

                                       as Guarantor

                                       By: /s/ M. Scott Leslie
                                          ------------------------------------

                                          Name:  M. Scott Leslie
                                          Title: President

                                       GOLDMAN SACHS CREDIT PARTNERS L.P.,

                                       as Administrative Agent

                                       By: /s/ Richard Katz
                                          ------------------------------------

                                          Name:  Richard Katz
                                          Title:  Authorized Signatory

LENDERS:

Commitment Amount:

$5,000,000                 GOLDMAN SACHS CREDIT PARTNERS L.P.

                           By: /s/ Richard Katz
                              --------------------------------------------------

                              Name: Richard Katz
                              Title: Authorized Signatory

                           Wire Transfer Instructions

                           Citibank, N.A.
                           ABA #021000089
                           Acct. #40717188
                           Name: Goldman Sachs Credit Partners, L.P.
                           Ref.: FlashNet
                           Attn.: John Makrinos

                           Notices and Communications to be Separately Delivered to Following Parties

                           Goldman Sachs Credit Partners L.P.
                           85 Broad Street - 14th Floor
                           New York, New York 10004
                           Attention: Richard Katz
                           Telephone: 212-902-4599
                           Telefax: 212-357-4451

                           Goldman Sachs Credit Partners L.P.
                           85 Broad Street - 14th Floor
                           New York, New York 10004
                           Attention: Melissa Fisher
                           Telephone: 212-902-6525
                           Telefax: 212-357-4451

                           Goldman Sachs Credit Partners L.P.
                           85 Broad Street - 6th Floor
                           New York, New York 10004
                           Attention: Lola Small
                           Telephone: 212-902-4599
                           Telefax: 212-357-4597

                                                                       Exhibit A

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

          Reference is made to the Term Loan Agreement, dated as of _______, 199_ (as amended, supplemented or otherwise modified from time to time, the "TERM LOAN AGREEMENT"), by and among FLASHNET COMMUNICATIONS, INC., a Texas corporation, (the "BORROWER"), FLASHNET MARKETING, INC., a Texas corporation, and FLASHNET TELECOM, INC., a Texas corporation, as guarantors (each a "GUARANTOR" and, collectively the "GUARANTORS"), the Lenders named therein, and GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"). Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement.

          The Assignor identified on Schedule I hereto (the "ASSIGNOR") and the Assignee identified on Schedule I hereto (the "ASSIGNEE") agree as follows:

          1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the percentage interest described in Schedule 1 hereto (the "ASSIGNED INTEREST") in and to the Assignor's rights and obligations under the Term Loan Agreement (the "ASSIGNED FACILITIES"), in a principal amount for the Assigned Facilities as set forth on Schedule I hereto.

          2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Term Loan Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Term Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim: (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Term Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Term Notes held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Term Notes for a new Term Note or Term Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Term Notes for a new Term Note or Term Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which are effective on the Effective Date).

          3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Term Loan Agreement, and all schedules and exhibits thereto together with copies of the financial information delivered pursuant to
SECTION 4.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lenders and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Term Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Term Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by' the terms thereof, together with such powers as are incidental thereto; (e) agrees that it will be bound by the provisions of the Term Loan Agreement and will perform in accordance with its terms all the obligations which by the terms of the Term Loan Agreement are required to be performed by it as a Lenders; (f) confirms that all of the representations and warranties set forth in SECTION 6.1 of the Term Loan Agreement are true and correct in all material respects as to Assignee as of the date hereof; and (g) agrees that it shall have no recourse against the Assignor with respect to any matters relating to the Term Loan Agreement, the other Loan Documents or any others instrument or documents furnished pursuant hereto or thereto.

          4.   [RESERVED]

          5. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule I hereto (the "EFFECTIVE DATE"). Following the execution of this Assignment and Acceptance, it shall be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to SECTION 6.6 of the Term Loan Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

          6. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

          7. From and after the Effective Date, (a) the Assignee shall be a party to the Term Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Term Loan Agreement.

          8. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule I hereto.

                                   Schedule I

                          to Assignment and Acceptance

Name of Assignor:
                  ----------------------------

Name of Assignee:
                  ----------------------------

Effective Date of Assignment:
                              -------------------



               Principal Commitment
               Amount Assigned                 Commitment Percentage Assigned(1)
               --------------------            ---------------------------------

 Term Loan     $________________                     _____ . _________%



----------
(1) Calculate the Commitment Percentage that is assigned to at least 9 decimal places and show as a percentage of the aggregate commitments of all Lenders.


[Name of Assignee]                            [Name of Assignor]


By:                                           By:
   ---------------------------------             -------------------------------
   Name                                          Name:
   Title:                                        Title:


Accepted:

[NAME OF ADMINISTRATIVE AGENT]
as Administrative Agent

By:
   ---------------------------------
   Name:
   Title:

                                                                       Exhibit B

                            FORM OF CO-SALE AGREEMENT

                                                                       Exhibit C


                  FORM OF EQUITY REGISTRATION RIGHTS AGREEMENT

                                                                       Exhibit D

THE SECURITY EVIDENCED OR CONSTITUTED HEREBY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS SECURITY MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT (OR AN EXEMPTION THEREFROM) HAVE BEEN COMPLIED WITH.

No. I-__                                                      New York, New York
$______________                                             ______________, 199_

                               FORM OF TERM NOTE

          FOR VALUE RECEIVED, the undersigned, FLASHNET COMMUNICATIONS, INC., a Texas corporation (the "BORROWER"), promises to pay to the order of _______________________________, or its registered assigns (the "HOLDER"), the principal sum of the aggregate of (i) __________________ Dollars ($_______) and
(ii) the aggregate amount by which the principal amount of this Term Note is increased by Capitalized Interest pursuant to Section 2.2(c) of the Term Loan Agreement referred to below, and to pay interest from the date hereof on the unpaid principal amount hereof (including any Capitalized Interest) from time to time outstanding, at the rates PER ANNUM and on the dates specified in that certain Term Loan Agreement, dated as of _______, 199_, among the Borrower, FLASHNET MARKETING, INC., a Texas corporation, and FLASHNET TELECOM, INC., a Texas corporation, as guarantors (each a "GUARANTOR" and, collectively, the "GUARANTORS"), the Lenders named therein, and GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent (as amended, supplemented, restated and/or otherwise modified from time to time, the "TERM LOAN AGREEMENT"). Terms used herein and not otherwise defined have the meanings assigned to them in the Term Loan Agreement. In the event the principal amount of this Term Note is increased in accordance with Section 2.2(c) of the Term Loan Agreement, the Holder may exchange this Term Note for a Term Note definitively stating the aggregate principal amount hereof pursuant to Section 6.5 of the Term Loan Agreement.

          The unpaid principal balance (including any Capitalized Interest) of this Term Note, together with all accrued and unpaid interest thereon, and the Applicable Repayment Fee shall become due and payable on the Maturity Date.

          The Borrower promises to pay interest on demand, to the extent permitted by law, on any overdue principal and interest from their due dates at the rate PER ANNUM as specified in Section 2.2 of the Term Loan Agreement.

          All payments of the principal of, Applicable Repayment Fees, and interest on this Term Note shall be made in money of the United States of America that at the time of payment is legal tender for the payment of public and private debts, by transfer of immediately available funds into a bank account designated by the Holder in writing to the Borrower. The principal amount of this Term Note is subject to increase in accordance with Section 2.2(c) of the Term Loan Agreement.

          The Borrower agrees to pay, upon demand, all reasonable out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of legal counsel to the Holder) associated with the waiver, enforcement or modification of the Term Loan Agreement or this Term Note.

          This Term Note is entitled to the benefits of a joint and several unconditional and irrevocable guarantee (the "NOTE GUARANTEE") of, INTER ALIA, the due and punctual payment of the principal of, the Applicable Repayment Fee, premium (if any) and interest on this Term Note as set forth the Term Loan Agreement. Each of the Guarantors has acknowledged its liability under the Note Guarantee by signing this Term Note.

          The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the Holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

          This Term Note is one of the Term Notes referred to in the Term Loan Agreement, which Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment in full of the principal hereof prior to maturity and for the amendment or waiver of certain provisions of the Term Loan Agreement, all upon the terms and conditions therein specified. In the event of any conflict between the provisions of this Term Note and the Term Loan Agreement, the provisions of the Term Loan Agreement shall govern.

          THIS TERM NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the Borrower has caused this Term Note to be signed in its corporate name by its duly authorized officer and to be dated as of the day and year first above written.

                                       FLASHNET COMMUNICATIONS, INC.,
                                       as Borrower

                                       By:
                                          ---------------------------
                                          Name:
                                          Title:

ACKNOWLEDGMENT OF NOTE GUARANTEE:

FLASHNET MARKETING, INC.,
as Guarantor

By:
    -------------------------------
    Name:
    Title:

FLASHNET TELECOM, INC.,
as Guarantor

By:
    -------------------------------
    Name:
    Title:

                                                                       Exhibit E

                   FORM OF OPINION OF CANTEY & HANGER, L.L.P.